UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to 14a-12
BEAZER HOMES USA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Beazer Homes USA, Inc.
1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328

***

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF BEAZER HOMES USA, INC.:

Notice is hereby given that the annual meeting of stockholders of Beazer Homes USA, Inc. (“Beazer Homes” or the “Company”) will be held at 2:00 p.m. on Tuesday, August 5, 2008 at 1000 Abernathy Road, Atlanta, Georgia 30328. At this meeting, stockholders will vote on:

1) The election of the six nominees for the Board of Directors named in the accompanying Proxy Statement.

2) The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as independent auditor for the fiscal year ending September 30, 2008.

3) The approval of amendments to the Amended and Restated 1999 Stock Incentive Plan to authorize a stock option/stock-settled stock appreciation right (“SSAR”) exchange program for eligible employees other than executive officers and directors.

4) The approval of amendments to the Amended and Restated 1999 Stock Incentive Plan to treat awards of SSARs under the plan in the same manner as stock options.

5) Any other such business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on June 16, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A copy of Beazer Homes’ annual report to stockholders is being mailed to you together with this notice.

We encourage you to take part in the affairs of Beazer Homes by voting either in person by written ballot at the meeting or by telephone, internet or written proxy.

By Order of the Board of Directors,

BRIAN C. BEAZER
Non-Executive Chairman of the Board

Dated: July 1, 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE PROMPTLY MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. YOU MAY ALSO VOTE BY INTERNET OR TELEPHONE BY FOLLOWING INSTRUCTIONS ON THE ENCLOSED PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2008.

The Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended September 30, 2007 are available at:
http://www.proxyvote.com

You will need the 12-digit Control Number included on your proxy card or voting instruction form to access these materials.

HOW TO VOTE

You can vote your shares in person by attending the meeting, by completing and returning a proxy by mail, or by using the telephone or the internet. Please refer to the proxy card or voting instruction form included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the internet, you do not need to return your proxy card. Please see page 1 of the accompanying Proxy Statement for more information.

ANNUAL MEETING ADMISSION

Please note that attendance at the meeting is limited to Company stockholders or their named representatives. Proof of ownership of Beazer common stock as of the record date and photo identification will be required for admittance to the annual meeting. If you are a registered stockholder, the top portion of your proxy card may serve as proof of ownership. If you are attending on behalf of an entity that is a stockholder, evidence of your employment or association with that entity is also required.

To obtain directions to attend the annual meeting and vote in person, contact Investor Relations at (770) 829-3700.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Instead of receiving copies of the proxy statement and annual report in the mail, stockholders may elect to receive an email with a link to future proxy statements, proxy cards and annual reports on the internet. Receiving your proxy materials online saves us the cost of producing and mailing documents to you and significantly reduces the environmental impact. Stockholders may enroll to receive proxy materials online as follows:

•	Stockholders of Record. If you are a registered stockholder, you may consent to electronic delivery when voting for this meeting on the internet at www.proxyvote.com

•	Beneficial Holders. If your shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

•	401(k) Plan Participants. If you are a participant in our 401(k) plan, you may consent to electronic delivery when voting for this meeting on the internet at www.proxyvote.com

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General Information	1
Purpose	1
Voting Instructions	1
Expenses of Solicitation	3
Principal Stockholders	3
Matters to be Considered	5
1. Election of Directors	6
General	6
Vote Required	6
Recommendation	6
Nominees	6
Board of Directors Committees and Meetings	7
Corporate Governance	8
Procedures Regarding Director Candidates Recommended by Stockholders	11
Executive Officers	12
Compensation Committee Interlocks and Insider Participation	12
2. Ratification of Appointment of Independent Registered Public Accounting Firm	13
3. Approval of amendments to Amended and Restated 1999 Stock Incentive Plan — Stock Option/SSAR Exchange Program for Eligible Employees, Excluding Executive Officers and Directors	13
4. Approval of amendments to Amended and Restated 1999 Stock Incentive Plan — Treatment of SSARs	16
Securities Authorized for Issuance under Equity Compensation Plans	21
Report of the Audit Committee	22
Principal Accountant Fees and Services	22
Security Ownership of Management	23
Executive Compensation	24
Compensation Discussion and Analysis	24
Report of the Compensation Committee	33
Summary Compensation Table	33
Grants of Plan-Based Awards	35
Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Table	36
Outstanding Equity Awards at Fiscal Year-End	40
Option Exercises and Stock Vested	41
Pension Benefits	42
Non-Qualified Deferred Compensation	42
Narrative Disclosure to Non-Qualified Deferred Compensation Table	42
Potential Post-employment Compensation	43
Director Compensation	48
Narrative Disclosure to Director Compensation Table	49
Transactions With Related Persons	50
Proposals for the Next Annual Meeting	51
Appendix A — Amended and Restated 1999 Stock Incentive Plan (Amended as Proposed)	A-1

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BEAZER HOMES USA, INC.
1000 Abernathy Road
Suite 1200
Atlanta, Georgia 30328

PROXY STATEMENT

GENERAL INFORMATION

Purpose

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Beazer Homes USA, Inc., a Delaware corporation (“Beazer Homes” or the “Company”), for use at the annual meeting of stockholders of Beazer Homes to be held on August 5, 2008 and at any adjournments or postponements thereof. Stockholders of record at the close of business on June 16, 2008 are entitled to notice of and to vote at the annual meeting. On June 16, 2008, we had outstanding 39,240,011 shares of common stock. Each share of common stock entitles the holder to one vote with respect to each matter to be considered. The common stock is our only outstanding class of voting securities. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders, together with our annual report to stockholders (which includes our annual report on Form 10-K for our fiscal year ended September 30, 2007), commencing on or about July 3, 2008.

Voting Instructions

General — Shares represented by a proxy will be voted in the manner directed by the stockholder. If no direction is made, except as discussed below regarding broker non-votes, the completed proxy will be voted:

1. for the election of the six nominees for the Board of Directors named in this Proxy Statement;

2. for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2008;

3. for the approval of amendments to the Amended and Restated 1999 Stock Incentive Plan to authorize a stock option/SSAR exchange program for eligible employees other than executive officers and directors;

4. for the approval of amendments to the Amended and Restated 1999 Stock Incentive Plan to treat awards of SSARs under the plan in the same manner as stock options; and

5. in accordance with the judgment of the persons named in the proxy as to such others matters as may properly come before the annual meeting.

If you are a stockholder of record as of the close of business on June 16, 2008 you can give a proxy to be voted at the meeting either:

1. by mailing in the enclosed proxy card;

2. by written ballot at the meeting;

3. over the telephone by calling a toll-free number; or

4. electronically, using the internet.

The telephone and internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone or by using the internet, please refer to the instructions on the enclosed proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction form for you to use in directing the broker or nominee on how to vote your shares.

Signature Requirements — If stock is registered in the name of more than one person, each named person should sign the proxy. If the stockholder is a corporation, the proxy should be signed in the corporation’s name by a duly authorized officer. If a proxy is signed as an attorney, trustee, guardian, executor, administrator or a person in any other representative capacity, the signer’s full title should be given.

Revocation — A stockholder giving the enclosed proxy may revoke it at any time before the vote is cast at the annual meeting by executing and returning to the Secretary of Beazer Homes (Peggy J. Caldwell) at the Company’s principal office or to the official tabulator (Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717) either a written revocation or a proxy bearing a later date prior to the annual meeting. Any stockholder who attends the annual meeting in person will not be considered to have revoked his or her proxy unless such stockholder affirmatively indicates at the annual meeting his or her intention to vote in person the shares represented by such proxy. In addition, a stockholder may revoke a proxy by submitting a subsequent proxy by internet or telephone by following the instructions on the enclosed proxy.

Quorum: Vote Required — The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is required to constitute a quorum at the meeting. Shares represented by proxies which indicate that the stockholders abstain as to the election of directors or to other proposals will be treated as being present for the purpose of determining the presence of a quorum and, other than for the election of directors, the number of votes cast with respect to each proposal. Consequently, an abstention will have the effect of a vote against with respect to proposals other than the election of directors. If a broker does not receive instructions from the beneficial owner of shares of common stock held in street name for certain types of proposals it must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. Shares represented by broker non-votes will be considered present for purposes of a quorum, but will not be considered voted with regard to or treated as present with respect to those proposals to which it relates.

The holders of common stock will be entitled to one vote for each share they hold. In uncontested elections of directors, such as this election, each director will be elected if the votes cast for such director exceed the votes cast against such director. See the Corporate Governance section below for a more detailed description of the majority voting procedures in our Bylaws and Corporate Governance Policy. The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock present or represented at the annual meeting and entitled to vote on the matter is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2008 by the Audit Committee of the Board of Directors.

The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock present or represented at the annual meeting and entitled to vote on the matter is required to approve the amendments to the Amended and Restated 1999 Stock Incentive Plan, either of which may be approved independently of the approval of the other, provided that a majority of the outstanding shares of common stock are voted with respect to each such amendment proposal to be approved. In determining whether the amendment proposals have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal in question. Broker non-votes will not be considered shares present for voting purposes, but may affect the voting to the extent that broker non-votes cause less than a majority of the outstanding shares of common stock to be voted on the matter.

New York Stock Exchange (“NYSE”) regulations prohibit broker or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans other than in accordance with specific instructions received from the beneficial owner of the shares with respect to the vote. If your shares are held through a broker or other nominee who is a NYSE member organization, your shares will only be voted with respect to the amendments to the Amended and Restated 1999 Stock Incentive Plan if you have provided specific voting instructions to your broker or other nominee regarding these proposals. If you do not provide instructions, your shares will be treated as broker non-votes for these proposals.

Expenses of Solicitation

Expenses incurred in connection with the solicitation of proxies will be paid by Beazer Homes. Proxies are being solicited primarily by mail but, in addition, officers and other employees of Beazer Homes may solicit proxies by telephone, in person or by other means of communication but will receive no extra compensation for such services. In addition, Beazer Homes has engaged Morrow & Co., LLC to assist in the solicitation of proxies. Beazer Homes anticipates that the costs associated with this engagement will be approximately $12,500 plus costs and expenses incurred by Morrow & Co. Beazer Homes will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

Principal Stockholders

The following table sets forth information as of June 16, 2008 with respect to the beneficial ownership of Beazer Homes’ common stock by all persons known by us to beneficially own more than 5% of our common stock.

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership		of Class(1)

FMR LLC	4,919,231	(2)	12.54%
82 Devonshire Street Boston, MA 02109
Legg Mason Capital Management, Inc.	4,548,881	(3)	11.59%
100 Light Street Baltimore, MD 21202
Deutsche Bank AG	3,605,138	(4)	9.19%
Theodor-Heuss-Allee 70 60468 Frankfurt am Main Federal Republic of Germany
Capital Group International, Inc.	3,338,520	(5)	8.51%
11100 Santa Monica Blvd. Los Angeles, CA 90025
Franklin Mutual Advisers, LLC	3,162,578	(6)	8.06%
101 John F. Kennedy Parkway Short Hills, NJ 07078
Jeffrey L. Gendell	3,061,683	(7)	7.80%
55 Railroad Ave., 3rd Floor Greenwich, CT 06830
Ziff Asset Management, L.P.	2,995,800	(8)	7.63%
283 Greenwich Avenue Greenwich, CT 06830
Barclays Global Investors NA	2,655,221	(9)	6.77%
45 Fremont Street San Francisco, CA 94105
State Street Bank and Trust Company	2,521,779	(10)	6.43%
One Lincoln Street Boston, MA 02111
Citigroup, Inc.	2,322,751	(11)	5.92%
399 Park Avenue New York, NY 10043
Canyon Capital Advisors LLC	2,062,152	(12)	5.26%
9665 Wilshire Boulevard, Suite 200 Beverly Hills, CA 90212

(1)	Based upon 39,240,011 shares of outstanding common stock as of June 16, 2008. The beneficial ownership information regarding principal stockholders is based upon the most recently available Schedule 13G or amendment thereto filed by each respective holder.

(2)	FMR LLC and Edward C. Johnson 3d jointly filed a Schedule 13G/A on February 14, 2008. According to the Schedule 13G/A, (a) FMR LLC had sole voting power on 2,000 of its beneficially owned shares and sole dispositive power as to all of its beneficially owned shares (4,919,231 shares); (b) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,919,231 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940; and (c) Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of 4,919,231 shares. Each of the reporting entities has the same address.

(3)	Legg Mason Capital Management, Inc., LMM LLC and Legg Mason Opportunity Trust jointly filed a Schedule 13G/A on June 10, 2008. According to the Schedule 13G/A, (a) Legg Mason Capital Management, Inc. had shared voting power and shared dispositive power as to all of its reported beneficially owned shares (974,381 shares); (b) LMM LLC had shared voting power and shared dispositive power as to all of its reported beneficially owned shares (3,574,000 shares); and (c) Legg Mason Opportunity Trust had shared voting power and shared dispositive power as to all of its reported beneficially owned shares (3,574,000 shares). Each of the reporting entities has the same address.

(4)	Deutsche Bank AG, Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch, jointly filed a Schedule 13G on February 7, 2008. According to the Schedule 13G, (a) the reporting entities had sole voting power and sole dispositive power as to all of the reported beneficially owned shares (3,605,138 shares); (b) Deutsche Bank AG had sole voting power and sole dispositive power as to all of its beneficially owned shares (2,993,688 shares); (c) Deutsche Bank Securities Inc. had sole voting power and sole dispositive power as to all of its beneficially owned shares (611,450 shares); and (d) Deutsche Bank AG, London Branch, had sole voting power and sole dispositive power as to all of its beneficially owned shares (2,993,688 shares). Each of the reporting entities has the same address.

(5)	Capital Group International, Inc and Capital International Limited jointly filed a Schedule 13G/A on May 2, 2008. According to the Schedule 13G/A, (a) Capital Group International, Inc. had sole voting power as to 2,867,970 shares and sole dispositive power as to 3,338,520 shares; (b) Capital International Limited had sole voting power as to 1,961,770 shares and sole dispositive power as to 2,057,470 shares; (c) Capital Group International, Inc. (“CGII”) is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported on the Schedule 13G; and (d) CGII does not have investment power or voting power over any of the securities reported on the Schedule 13G; however CGII may be deemed to beneficially own 3,338,520 shares. Each of the reporting entities has the same address.

(6)	Franklin Mutual Advisers, LLC filed a Schedule 13G on January 30, 2008. According to the Schedule 13G, Franklin Mutual Advisers, LLC had sole voting power and sole dispositive power as to all of the reported beneficially owned shares (3,162,578 shares).

(7)	Mr. Gendell, Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., and Tontine Overseas Associates, L.L.C. jointly filed a Schedule 13G/A on February 8, 2008. According to the Schedule 13G/A, (a) Mr. Gendell had sole voting and dispositive power as to 205,135 shares, shared voting and dispositive power as to 2,856,548 and aggregate beneficial ownership of 3,061,683 shares; (b) Tontine Partners, L.P. and Tontine Management, L.L.C. each had shared voting and dispositive power as to the 726,272 shares they beneficially owned; (c) Tontine Overseas Associates, L.L.C. had shared voting and dispositive power as to the 2,011,776 shares it beneficially owned; (d) Tontine Capital Partners, L.P. had shared voting and dispositive power as to the 118,500 shares they beneficially owned; and (e) Tontine Capital Management, L.L.C. had shared voting and dispositive power as to the 317,706 shares it beneficially owned. The Schedule 13G/A indicates that Mr. Gendell is the managing member of (a) Tontine Management, L.L.C., a Delaware limited liability company, which is the general partner of Tontine Partners, L.P., a Delaware limited partnership, and has the power to direct its affairs; (b) Tontine Capital Management,

L.L.C., a Delaware limited liability company, which is the general partner of Tontine Capital Partners, L.P., a Delaware limited partnership, and has the power to direct its affairs; and (c) Tontine Overseas Associates, L.L.C., a Delaware limited liability company, and in that capacity Mr. Gendell directs their operations. Each of the reporting entities has the same address.

(8)	Ziff Asset Management, L.P., PBK Holdings, Inc., Philip B. Korsant and ZBI Equities LLC jointly filed a Schedule 13G/A on February 13, 2008. According to the Schedule 13G/A, (a) Ziff Asset Management, L.P. had shared voting and dispositive power as to the 2,763,750 shares it beneficially owned; (b) each of PBK Holdings, Inc., Philip B. Korsant and ZBI Equities LLC had shared voting and dispositive power as to the 2,995,800 shares it beneficially owned; and (c) partnerships of which PBK Holdings, Inc. is the general partner, including Ziff Asset Management, L.P., are the owners of record of the shares reported on the Schedule 13G/A and each of PBK Holdings, Inc., Philip B. Korsant, and ZBI Equities, L.L.C. may be deemed to beneficially own all or a portion of the shares reported on the Schedule 13G/A as a result of the direct or indirect power to vote or dispose of such stock. Each of the reporting entities has the same address.

(9)	Barclays Global Investors, NA and Barclays Global Fund Advisors jointly filed a Schedule 13G on February 5, 2008. According to the Schedule 13G, (a) Barclays Global Investors, NA had sole voting power as to 744,587 shares and sole dispositive power as to the 869,247 shares it beneficially owned; and (c) Barclays Global Fund Advisors had sole voting and dispositive power as to the 1,785,974 shares it beneficially owned. Each of the reporting entities has the same address.

(10)	State Street Bank and Trust Company filed a Schedule 13G on February 12, 2008. According to the Schedule 13G, State Street Bank and Trust Company had sole voting power and shared dispositive power as to the 2,521,779 shares it beneficially owned.

(11)	Citigroup Inc., Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. jointly filed a Schedule 13G on February 8, 2008. According to the Schedule 13G, each of Citigroup Inc., Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. has shared voting and dispositive power as to the 2,322,751 shares it beneficially owns. The address of the principal office of each of Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. is 388 Greenwich Street, New York, NY 10013.

(12)	Canyon Capital Advisors LLC, Mitchell R. Julis, Joshua S. Friedman and K. Robert Turner jointly filed a Schedule 13G on February 14, 2008. According to the Schedule 13G, (a) Canyon Capital Advisors LLC had sole voting and dispositive power as to the 2,062,152 shares it beneficially owned; (b) each of Messrs. Julis, Friedman and Turner had shared voting and dispositive power as to the 2,062,152 shares he beneficially owned; (c) Canyon Capital Advisors LLC is an investment advisor to various managed accounts with the right to receive, or the power to direct the receipt, of dividends from, or the proceeds from the sale of the securities held by, such managed accounts; and (d) Messrs. Julis, Friedman, and Turner control entities which own 100% of Canyon Capital Advisors LLC. Each of the reporting entities has the same address.

MATTERS TO BE CONSIDERED

General

Our by-laws provide that in uncontested elections of directors, such as this election, each director will be elected if the votes cast for such director exceed the votes cast against such director. See the Corporate Governance section below for a more detailed description of the majority voting procedures in our by-laws and Corporate Governance Policy. For other matters presented for stockholder approval, our by-laws require the affirmative vote of a majority of the shares present or represented at the meeting, unless some other percentage is required by law or by the certificate of incorporation. Please refer to page 1 of this Proxy Statement for voting instructions.

Following is a discussion of the matters to be presented for stockholder approval at the annual meeting:

1.	ELECTION OF DIRECTORS

General

Each of the nominees listed below has been nominated as a director for the fiscal year ending September 30, 2008 and until their respective successors have qualified and are elected. Each of the following nominees is presently serving as a director of Beazer Homes. Katie J. Bayne, presently a director of the Company, informed us on June 29, 2008 that she will not stand for re-election at the annual meeting so that she may focus her full attention to the additional responsibilities arising from her recent promotion to Chief Marketing Officer, Coca-Cola North America for The Coca-Cola Company. Mrs. Bayne will continue as a member of the Board of Directors until the annual meeting of stockholders. We wish to express our gratitude to Mrs. Bayne for her valuable service to the Company. As a result of Mrs. Bayne not seeking re-election, the size of the board will be reduced to six members effective August 5, 2008. The Board periodically evaluates the appropriate size of the Board and will set the number of directors in accordance with the Company’s By-laws and based on recommendations of the Nominating/Corporate Governance Committee.

In the event any nominee is not available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Nominating/Corporate Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director, if elected.

Vote Required

Each director will be elected if the votes cast for such director exceed the votes cast against such director.

Recommendation

We recommend that you vote your shares to elect the following nominees. Please see the Voting Instructions on page 1 of this Proxy Statement for instructions on how to cast your vote.

Nominees

The information appearing below with respect to each nominee has been furnished to Beazer Homes by the nominee:

LAURENT ALPERT.  Mr. Alpert, 61, has served as a director since February 2002. Mr. Alpert is a partner in the international law firm of Cleary, Gottlieb, Steen & Hamilton. He joined Cleary, Gottlieb, Steen & Hamilton in 1972 and became a partner in 1980. He received his undergraduate degree from Harvard College and a law degree from Harvard Law School. Mr. Alpert is also a Director of the International Rescue Committee, a non-profit organization providing relief and resettlement services to refugees.

BRIAN C. BEAZER.  Mr. Beazer, 73, is the Non-Executive Chairman of Beazer Homes’ Board of Directors and has served as a director of Beazer Homes since its initial public offering (the “IPO”) in 1994. From 1968 to 1983, Mr. Beazer was Chief Executive Officer of Beazer PLC, a United Kingdom company, and then was Chairman and CEO of that company from 1983 to the date of its acquisition by an indirect, wholly-owned subsidiary of Hanson PLC (effective December 1, 1991). During that time Beazer PLC expanded its activities to include homebuilding, quarrying, contracting and real estate, and became an international group with annual revenue of approximately $3.4 billion. Mr. Beazer was educated at the Cathedral School, Wells, Somerset, England. He is a Director of Beazer Japan, Ltd; Seal Mint, Ltd; United Pacific Industries Limited; and Numerex Corp., and is a private investor.

PETER G. LEEMPUTTE.  Mr. Leemputte, 51, has been a director since August 2005. Mr. Leemputte has been Senior Vice President and Chief Financial Officer for Brunswick Corporation, a publicly traded global leader in the leisure products industry, including pleasure boats, marine engines, bowling and billiards products and fitness equipment since 2003, having joined Brunswick in 2001 as Vice President and Controller.

Prior to joining Brunswick Corporation, Mr. Leemputte was Executive Vice President, Chief Financial and Administrative Officer of Chicago Title Corporation, a leading publicly traded national service provider offering residential and commercial title insurance. Before joining Chicago Title Corporation, Mr. Leemputte was a Vice President with Mercer Management Consulting in Chicago where he was a partner in the firm’s global practice covering strategy and operational studies within process industries. His career also includes domestic and international financial assignments with Armco Inc., FMC Corporation and BP Amoco. He also served as a product development engineer with Procter & Gamble Company. Mr. Leemputte holds a Bachelor of Science degree in Chemical Engineering from Washington University, St. Louis and a Master of Business Administration in Finance and Marketing from the University of Chicago Graduate School of Business.

IAN J. MCCARTHY.  Mr. McCarthy, 54, is the President and Chief Executive Officer of Beazer Homes and has served as a director of Beazer Homes since the IPO. Mr. McCarthy has served as President of predecessors of Beazer Homes since January 1991 and was responsible for all United States residential homebuilding operations in that capacity. During the period May 1981 to January 1991, Mr. McCarthy was employed in Hong Kong and Thailand, becoming a director of Beazer Far East and from January 1980 to May 1981 was employed by Kier, Ltd., a company engaged in the United Kingdom construction industry which became an indirect, wholly owned subsidiary of Beazer PLC. Mr. McCarthy is a Chartered Civil Engineer with a Bachelor of Science degree from The City University, London. Mr. McCarthy currently serves as a member of the Board of Directors of HomeAid America and of Builder Homesite, Inc. He was inducted into the California Building Industry Hall of Fame in 2004, the first non-California resident to receive this honor.

LARRY T. SOLARI.  Mr. Solari, 65, has served as a director of Beazer Homes since the IPO. From 1998 to 2001, Mr. Solari was the Chairman and CEO of BSI Holdings, Inc. in Carmel, California. Mr. Solari was the Chairman and CEO of Sequentia, Inc. from 1996 to 1997 and President of the Building Materials Group of Domtar, Inc. from 1994 to 1996. Mr. Solari was President of the Construction Products Group of Owens-Corning Fiberglas from 1986 to 1994. Mr. Solari held various other positions with Owens-Corning Fiberglas since 1966. Mr. Solari earned a Bachelor of Science degree in Industrial Management and a Master of Business Administration degree from San Jose State University and is a graduate of Stanford University’s Management Program. Mr. Solari is a Director of Pacific Coast Building Products, Inc., Atrium Companies, Inc., TruStile Doors, LLC, and Performance Contracting Group. Mr. Solari is a past director of the Policy Advisory Board of the Harvard Joint Center for Housing Studies and an Advisory Board Member of the National Home Builders Association.

STEPHEN P. ZELNAK, JR.  Mr. Zelnak, 63, has served as a director of Beazer Homes since February 2003. He is the Chairman and Chief Executive Officer of Martin Marietta Materials, Inc. Mr. Zelnak joined Martin Marietta Corporation in 1981 and prior to assuming his current position in 1993, had been the President of Martin Marietta Corporation’s Materials Group and of Martin Marietta’s Aggregates Division. Mr. Zelnak received a Bachelors degree from Georgia Institute of Technology and Masters degrees in Administrative Science and Business Administration from the University of Alabama System. He has served as Chairman of the North Carolina Citizens for Business and Industry, and is the past Chairman of the North Carolina Community College Foundation. He serves on the Board of Visitors at North Carolina State University and the Georgia Institute of Technology Foundation Board.

Board of Directors Committees and Meetings

For fiscal year 2007, our Board of Directors had four committees: The Audit Committee, the Nominating/Corporate Governance Committee, the Compensation Committee and the Finance Committee. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934. In fiscal 2007 the Board of Directors had 15 meetings, and each meeting was attended in full with the exception of Mr. Leemputte, who was absent from two meetings. In addition, directors are encouraged to attend the annual meeting of stockholders, but are not required to do so. At the last annual meeting of stockholders, held on February 1, 2007, five members of the Board of Directors were in attendance. The independent directors held one meeting in fiscal 2007, which was attended in full with the exception of Mr. Leemputte. Current Committee membership is as follows:

COMMITTEE MEMBERSHIP

Nominating/Corporate
Audit Committee	Compensation Committee	Governance Committee	Finance Committee

Peter G. Leemputte(1)(2)	Larry T. Solari(1)	Laurent Alpert(1)	Stephen P. Zelnak, Jr.(1)
Laurent Alpert	Katie J. Bayne	Larry T. Solari	Brian C. Beazer
Larry T. Solari	Stephen P. Zelnak, Jr.	Stephen P. Zelnak, Jr.	Peter G. Leemputte

(1)	Committee Chair.

(2)	Audit Committee Financial Expert as defined by SEC regulations.

Committee composition is subject to review by the Board of Directors from time to time.

•	The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibilities related to corporate accounting and auditing, reporting practices of Beazer Homes, the quality and integrity of the financial reports of Beazer Homes, and our internal controls regarding finance, accounting, legal compliance, risk management and ethics established by management and the Board of Directors. In fulfilling these functions, the Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee also engages and sets compensation for the Company’s independent auditors. This committee held 55 meetings during fiscal year 2007, 47 of which were to conduct the independent internal investigation of the Company’s mortgage origination business and related matters. Each meeting was attended in full with the exception of Mr. Solari who was absent from one meeting.

•	The Nominating/Corporate Governance Committee makes recommendations concerning the appropriate size and needs of the Board, including the annual nomination and screening of directors and nominees for new directors. The Nominating/Corporate Governance Committee also reviews and makes recommendations concerning corporate governance and other policies related to the Board and evaluates the Board’s and Board Committees’ performance. This committee met 6 times during fiscal year 2007, and each meeting was attended in full.

•	The Compensation Committee discharges the Board of Directors’ responsibility relating to the compensation of the Company’s executives and directors. More specifically, this committee administers cash-based compensation programs for executive management, which includes all of the executive officers named in the Summary Compensation Table (the “Named Executives”). The Compensation Committee also administers Beazer Homes’ Amended and Restated 1999 Stock Incentive Plan, as well as any other bonus or incentive compensation plans including the Executive Value Created Incentive Plan. This committee also reviews and recommends to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual meeting proxy statement. The committee met 4 times during fiscal year 2007, and each meeting was attended in full.

•	The Finance Committee provides assistance to the Board of Directors in fulfilling its responsibility with respect to its oversight of certain areas of corporate finance, including, without limitation, financial and capital markets matters, equity and debt financings, major issuances, major acquisitions and divestitures, share repurchases, and dividend policy. The Finance Committee met 8 times during fiscal year 2007, and each meeting was attended in full.

Corporate Governance

The Board of Directors has adopted a number of measures designed to comply with requirements of the Sarbanes-Oxley Act of 2002 and rules and regulations of the Securities and Exchange Commission (the “SEC”) interpreting and implementing the Sarbanes-Oxley Act, and the listing standards of the NYSE relating to corporate governance matters, as well as other measures that the Board believes are corporate governance best practices. Among the significant measures implemented by the Board to date are the following:

Majority Vote Standard and Director Resignation Policy

In December 2006, the Board of Directors adopted amendments to the Company’s by-laws and Corporate Governance Guidelines to provide a majority voting standard for the election of directors in uncontested elections. Under the majority voting standard set forth in the by-laws, director nominees will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event that (i) a stockholder proposes a nominee to compete with nominees selected by the Board and the stockholder does not withdraw the nomination prior to the Company mailing the notice of the stockholder meeting or (ii) one or more directors are nominated by a stockholder pursuant to a solicitation of written consents, then directors will be elected by a plurality vote.

Pursuant to amendments made to the Corporate Governance Guidelines, the Board of Directors will only nominate candidates who prior to an annual meeting, tender their irrevocable resignations, which are effective only upon (i) the candidate not receiving the required vote at the next annual meeting at which they face re-election and (ii) the Board accepting the candidate’s resignation. In the event that a director who has tendered his or her resignation does not receive a majority vote, then the Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation to the Board of Directors. In deciding whether to accept a director’s resignation, the Board and the Nominating/Corporate Governance Committee may consider any factors that they deem relevant. The Corporate Governance Guidelines also provide that the Board expects that the director whose resignation is under consideration to abstain from the deliberation process. All candidates standing for re-election at this annual meeting have tendered such irrevocable resignations.

Director Independence

Listing standards relating to corporate governance promulgated by the NYSE require that the Board of Directors be comprised of a majority of independent directors. The Sarbanes-Oxley Act and rules of the SEC require that the Audit Committee be comprised solely of independent directors. The NYSE standards further require that the Compensation and Nominating/Corporate Governance Committees also be comprised solely of independent directors. On the basis of information solicited from each director, and upon the advice and recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has determined that five of its current seven directors have no material relationship with Beazer Homes other than their relationship as members of the Board and are independent within the meaning of the Sarbanes-Oxley Act and the NYSE standards. Those directors serving during fiscal 2007 determined to be independent were Messrs. Alpert, Leemputte, Solari, and Zelnak and Ms. Bayne.

In making these determinations, at the request of the Board, the Nominating/Corporate Governance Committee, with assistance from the Company’s Acting General Counsel, evaluated responses to an independence and qualification questionnaire completed annually by each director and follow up inquiries made to certain directors. The Nominating/Corporate Governance Committee made a recommendation that five directors be considered independent, which recommendation the Board subsequently discussed and adopted. The Board concluded that four of those five directors, Messrs. Alpert, Leemputte and Zelnak, and Ms. Bayne, had no relationship with Beazer Homes other than their relationship as members of the Board. In the case of Mr. Solari, the responses to the questionnaire and follow up inquiries indicated that within the past three years, Beazer Homes had made payments to two companies of which Mr. Solari is a director. In each case, based upon the most recent information available, the amount paid for goods and services for the past three years represented less than one half of one percent of the providing company’s and Beazer Homes’ annual gross revenues. Accordingly, based upon the amount paid for the goods and services, the Board affirmatively determined that the relationship was not material either to Beazer Homes or to the other companies. Based on the foregoing, the Board of Directors of Beazer Homes had a majority of independent directors and each of the Audit, Nominating/Corporate Governance and Compensation committees of the Board during fiscal 2007 were comprised entirely of independent directors and it is expected that the majority of directors and all committee members in fiscal 2008, other than one member of the Finance Committee, as to which independence is not required for membership, will be independent as well. Accordingly, Beazer Homes was, in fiscal 2007, and continues to be in compliance with the requirements of the NYSE and the SEC for Board independence.

Regularly Scheduled Executive Sessions of Non-management Directors

In accordance with the NYSE standards, the Board of Directors has a policy of scheduling an executive session of non-management directors as a part of every regularly scheduled quarterly meeting of the Board of Directors. These non-management director meetings have been chaired by Mr. Beazer as Non-Executive Chairman of the Board. In addition, the Board holds at least one meeting annually at which the independent directors meet in executive session, to be chaired by a lead independent director. The lead independent director is nominated by the Nominating/Corporate Governance Committee for election by the independent directors. These provisions are included in the Corporate Governance Guidelines adopted by the Board, which are posted and available for viewing in the Investor Information section of the Beazer Homes web site at www.beazer.com. The independent directors held a meeting in February 2007 and February 2008, both of which were chaired by Mr. Zelnak, who currently serves as lead independent director. It is the expectation of both the Nominating/Corporate Governance Committee and the independent directors that the position of lead director will rotate regularly among the independent directors.

Ethics Hotline

We maintain an ethics hotline which interested parties may contact by calling 1-866-457-9346 and reporting their concern to a representative of Global Compliance, a third party company that administers our ethics hotline. Alternatively, interested parties can report any such concern via an on-line form by visiting the following web site: www.integrity-helpline.com/Beazer.jsp. The link provides an on-line form that upon completion will be submitted directly to Global Compliance. Interested parties may report their concern anonymously, should they wish to do so. All concerns, whether reported through the toll-free number or the on-line form, will be forwarded to an officer of Beazer Homes, and will be reviewed and investigated as appropriate. Where warranted after investigation, messages will be summarized and referred to the Audit Committee of the Board of Directors for appropriate action.

Communications with Board Members

Security holders and interested parties wishing to communicate directly with the Non-Executive Chairman or non-management directors as a group may do so by addressing their communications to the ethics hotline and specifically referencing them as communications for the Non-Executive Chairman or non-management directors.

Committee Charters

The Board of Directors has adopted written charters for the Audit, Compensation, and Nominating/Corporate Governance Committees designed to comply with the requirements of the NYSE standards and applicable provisions of the Sarbanes-Oxley Act and SEC rules. The current version of each of these charters, as well as the written charter for the Finance Committee, has been posted and is available for public viewing in the Investor Information section of the Beazer Homes web site at www.beazer.com. In addition, committee charters are available in print to any stockholder upon request to Investor Relations, Beazer Homes USA, Inc., 1000 Abernathy Road, Suite 1200, Atlanta, GA 30328.

Corporate Governance Guidelines

Upon the advice and recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has adopted a set of Corporate Governance Guidelines. Those guidelines address an array of governance issues and principles including director qualifications and responsibilities, access to management personnel and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluations of the Board and meetings of independent directors. The guidelines also require that directors and designated senior officers of the Company achieve and maintain meaningful levels of stock ownership in the Company. The most recent version of Beazer Homes’ Corporate Governance Guidelines are posted and available for public viewing in the Investor Information section of the Beazer Homes web site at

www.beazer.com. In addition, the Corporate Governance Guidelines are available in print to any stockholder upon request to Investor Relations, Beazer Homes USA, Inc., 1000 Abernathy Road, Suite 1200, Atlanta, GA 30328.

Code of Business Conduct and Ethics

The Company maintains a Code of Business Conduct and Ethics applicable to all directors, officers and employees. This Code of Business Conduct and Ethics has been designed to comply with the requirement for a code of business conduct and ethics under applicable NYSE standards. In addition, the Code of Business Conduct and Ethics constitutes a code of ethics applicable to its senior financial officers, which applies to its principal financial officer and controller, other senior financial officers and the Chief Executive Officer. We revised, adopted, disclosed and distributed an amended Code of Business Conduct and Ethics in March 2008. This current version of this Code of Business Conduct and Ethics is posted and available for public viewing in the Investor Information section of the Beazer Homes web site at www.beazer.com. In addition, the Code of Business Conduct and Ethics is available in print to any stockholder upon request to Investor Relations, Beazer Homes USA, Inc., 1000 Abernathy Road, Suite 1200, Atlanta, GA 30328. Employees of Beazer Homes are also subject to additional specific policies, guidelines and Company rules adopted from time to time governing particular types of conduct or situations. Such additional policies, guidelines or rules are supplemental to the posted Code of Business Conduct and Ethics, and in the case of any inconsistency between the two, employees are expected to comply with the more restrictive standard.

Procedures Regarding Director Candidates Recommended by Stockholders

The Nominating/Corporate Governance Committee will consider candidates recommended for the Board of Directors by stockholders of the Company if the recommending stockholder or stockholders follows the procedures set forth in Article II, Section 14 of the Company’s Amended and Restated Bylaws. The Bylaws provide that only persons nominated in accordance with the procedures set forth therein will be eligible to serve as directors. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives its notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to notice delivered to or mailed and received at the principal offices of the Company (i) in the case of a nomination for election at an annual meeting, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company’s notice of annual meeting for the preceding year’s annual meeting; and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the date was made. In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the tenth day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made of the date.

The stockholder notice must set forth the following:

•	As to each person the stockholder proposes to nominate for election as a director, (i) all information relating to such person that is required to be disclosed or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which must include the written consent of the nominee to serve as a director if elected, and (ii) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation which is effective only upon such person not receiving the required vote at the next annual meeting at which the person faces re-election and the Board of Directors accepting such person’s resignation.

•	As to the nominating stockholder, such stockholder’s name and address as they appear on the Company’s stockholder list, the class and number of shares of the Company’s common stock which are beneficially owned by such stockholder and which are owned of record by such stockholder, and

•	As to any other beneficial owner of the stock on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Company’s common stock they beneficially own.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee is directed to work with the Board as a whole on an annual basis to determine the appropriate characteristics, skills and experience for each Board member and for the Board as a whole. In evaluating these issues, the Committee takes into account many factors, including the individual director’s general understanding of marketing, finance and other elements relevant to the success of a large publicly-traded company in today’s business environment, understanding of the Company’s business on an operational level, education or professional background and willingness to devote time to Board duties. Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of nominees that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment based on diversity of experience in the various areas described.

To date, the Nominating/Corporate Governance Committee has not adopted a specific formal policy with respect to the consideration of director candidates recommended by stockholders and to date no director candidates have been recommended by stockholders. If a director candidate were to be recommended by a stockholder, the Nominating/Corporate Governance Committee expects that it would evaluate such candidate in the same manner it evaluates director candidates identified by the Committee.

Executive Officers

Set forth below is information as of June 16, 2008 regarding our executive officers who are not serving or nominated as directors:

MICHAEL H. FURLOW.  Mr. Furlow, 57, joined us in October 1997 as the Executive Vice President for Operations and was named Chief Operating Officer in 1998. In this capacity, the Division Presidents report, directly or indirectly, to Mr. Furlow, and he is responsible for the performance of those operating divisions. During the 12 years prior to joining Beazer Homes, Mr. Furlow was with Pulte Home Corporation in various field and corporate roles, most recently as a Regional President. Mr. Furlow received a Bachelor of Arts degree with honors in Accounting from the University of West Florida and initially worked as a Certified Public Accountant for Arthur Young & Company.

ALLAN P. MERRILL.  Mr. Merrill, 42, joined us in May 2007 as Executive Vice President and Chief Financial Officer. Mr. Merrill was previously with Move, Inc. where he served as Executive Vice President of Corporate Development and Strategy beginning in October 2001. From April 2000 to October 2001, Mr. Merrill was president of Homebuilder.com, a division of Move, Inc. Mr. Merrill joined Move, Inc. following a 13-year tenure with the investment banking firm UBS (and its predecessor Dillon, Read & Co.), where he was a managing director and served most recently as co-head of the Global Resources Group, overseeing the construction and building materials, chemicals, forest products, mining and energy industry groups. Mr. Merrill is a member of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and the Homebuilding Community Foundation. He is a graduate of the University of Pennsylvania, Wharton School with a Bachelor of Science in Economics.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2007 were Messrs. Solari and Zelnak and Ms. Bayne. None of the members of our Compensation Committee has ever been an officer or employee of Beazer or any of its subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under “Transactions with Related Persons” below. During fiscal 2007, none of our executive officers served as a Director or member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity an executive officer of which served on our Board of Directors.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2008. Deloitte & Touche LLP has served as our independent registered public accounting firm for Beazer Homes since our fiscal year ended September 30, 1996. The services provided to the Company by Deloitte & Touche LLP for the last fiscal year are described under the caption “Principal Accountant Fees and Services” below. Stockholder approval of the appointment is not required. The Board believes that obtaining stockholder ratification of the appointment is a sound governance practice.

Representatives of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Recommendation

We recommend a vote FOR the ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending September 30, 2008.

3.	APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN — STOCK OPTION/SSAR EXCHANGE PROGRAM FOR ELIGIBLE EMPLOYEES, EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS

We award stock options, stock-settled stock appreciation rights (“SSARs”) and restricted stock under our Amended and Restated 1999 Stock Incentive Plan (the “Plan”) in order to attract, retain and motivate key employees. Our stock price has significantly declined over the last two and a half years, which has resulted in a significant weakening of the retention and motivational value of our outstanding stock options and SSARs, which are important components of our total compensation program.

The Compensation Committee of the Board of Directors, comprised entirely of independent directors, has determined that, to assist in the retention and motivation of key employees, it would be in the best interest of the Company and its stockholders to implement the employee stock option/SSAR exchange program described below (the “Exchange Program”), subject to approval by stockholders. The Exchange Program would apply to stock options and SSARs held by current employees of the Company and its subsidiaries, but it would not apply to stock options or SSARs held by any of the executive officers of the Company or by members of the Board of Directors. (The current employees who are eligible to participate in the Exchange Program are referred to as the “Eligible Employees”). If approved by stockholders, the Exchange Program would permit the Company to offer its Eligible Employees the opportunity to exchange outstanding stock options and SSARs issued under the Plan that have an exercise price greater than $26 per share for new restricted shares of common stock (“Restricted Stock”) intended to be of equivalent fair market value but covering significantly fewer shares. On June 16, 2008, Eligible Employees held stock options and SSARs to purchase 420,424 shares of the Company’s common stock with exercise prices ranging from $26.51 to $62.02 per share, or approximately five to more than eleven times above the closing market price per share on the New York Stock Exchange on that day of $5.40. While the weighted average years remaining until expiration for these stock options and SSARs is approximately 4.3 years, the Compensation Committee and the Board of Directors believes it is critical to implement this Exchange Program at this time in order to be able to continue to retain and motivate key employees, particularly given the challenges and difficult operating conditions which currently persist in the housing industry.

In addition to aiding the Company and its subsidiaries in the retention and motivation of their employees, we believe that the Exchange Program would be beneficial to stockholders by resulting in the cancellation of a larger number of outstanding stock options and SSARs and issuance of Restricted Stock awards of significantly fewer shares in their place. In addition, by conducting the Exchange Program rather than the alternative of granting additional new awards to supplement the out-of-the money stock options and SSARs, we are avoiding potential additional dilution to our stockholders’ interests and significant financial expense.

The Exchange Program has been designed to include the following, which we believe will address concerns often expressed by stockholders and reflect best market practices:

•	the Company’s executive officers and directors will not be eligible to participate in the Exchange Program;

•	the Exchange Program will apply only to stock options and SSARs that have an exercise price of $26 or more, which is more than 480% of the closing trading price of $5.40 per share on the New York Stock Exchange on June 16, 2008;

•	shares subject to stock options and SSARs exchanged under the Exchange Program will not be available for future grant under the Plan;

•	exchange ratios will be set with the intention that the new Restricted Stock received in exchange will have a fair market value equal to the fair market value (established in accordance with the option valuation method described below) of the exchanged stock options and SSARs;

•	the new Restricted Stock will become vested as to 50% of the shares granted on the first anniversary of the date of grant and as to the remaining 50% on the second anniversary of the date of grant; all of the eligible stock options and SSARs are either currently vested or would be fully vested prior to the time the new Restricted Stock issued under the Exchange Program would become fully vested; and

•	the Exchange Program will be effected only if stockholder approval is obtained.

Set forth below are summaries of the Exchange Program and the amendments to the Plan.

Description of Exchange Program

General.  Under the proposed Exchange Program, Eligible Employees would be given the opportunity to exchange their stock options and SSARs that have an exercise price of $26 or more (the “Eligible Options/SSARs”) for new Restricted Stock intended to be of equivalent fair market value but representing significantly fewer shares.

If the Plan amendments permitting the Exchange Program are approved by stockholders, the Compensation Committee will determine whether and when to initiate the Exchange Program or any exchange offer made to implement the Exchange Program. However, the Exchange Program may be implemented by an exchange offer no later than August 5, 2009. In no event may more than one offer to exchange be made for any outstanding stock option or SSAR. Any new Restricted Stock will be granted pursuant to the Plan.

Participation in the Exchange Program will be voluntary. Accordingly, the Company cannot predict how many Eligible Employees will participate, how many stock options and SSARs will be tendered or how many new shares of Restricted Stock will be issued.

Eligible Employees.  The Exchange Program will only be open to current employees of the Company and its subsidiaries who hold unexercised awards of stock options and/or SSARs. However, none of the executive officers or members of the Board of Directors of the Company will be eligible to participate in the Exchange Program, and the Exchange Program will not be offered to retirees or other former employees. As of June 16, 2008, approximately 48 Eligible Employees would be eligible to participate in the Exchange Program.

Eligible Options/SSARs.  Only stock options and SSARs with an exercise price of $26 or more will be covered by the Exchange Program. As of June 16, 2008, the closing price of our common stock on the New York Stock Exchange was $5.40. Thus, the exercise prices of the stock options and SSARs eligible under the Exchange Program, which range from $26.51 to $62.02, are approximately five to more than eleven times above such closing trading price.

Exchange Ratio.  Each Eligible Option/SSAR tendered for exchange will be exchanged for a number of new shares of Restricted Stock intended to have a fair market value equal to the fair market value of the tendered stock option or SSAR (determined in accordance with the option valuation method described below), based on the fair market value of the Company’s common stock as of a date immediately prior to commencement of the exchange offer. The fair market value of the tendered stock options and SSARs will be determined using the Black-Scholes option pricing model. Accordingly, actual exchange ratios will vary based on the exercise price and remaining term of the tendered options or SSARs, as well as the fair market value and volatility of the Company’s common stock used for purposes of the valuation.

Vesting of New Restricted Stock.  The new Restricted Stock will become vested as to 50% of the shares granted on the first anniversary of the date of grant and as to the remaining 50% on the second anniversary of the date of grant. Of the 420,424 Eligible Options/SSARs, 173,724 have already fully vested and another 74,411 are scheduled to vest in November 2008. The remaining 172,289 Eligible Options/SSARs are scheduled to vest early in 2010, which would be prior to the time the new Restricted Stock issued under the Exchange Program would become fully vested. All other vesting and forfeiture terms of the new Restricted Stock will be substantially the same as those that apply generally to such awards granted under the Plan.

Reduction of Overhang.  The proposed Exchange Program is designed to help reduce the Company’s existing overhang and the potential dilutive effect on stockholders. Accordingly, shares underlying stock options and SSARs tendered for exchange will not be available for future issuance under the Plan.

Implementation of the Exchange Program.  If stockholders approve the amendments to the Plan set forth below to allow the Exchange Program, Eligible Employees will be offered the opportunity to participate in the Exchange Program under an offer to exchange filed with the Securities and Exchange Commission and distributed to all Eligible Employees holding Eligible Options/SSARs. Eligible Employees will be given a period of at least 20 business days in which to accept an offer. For those Eligible Employees who accept the offer, their Eligible Options/SSARs will be cancelled immediately upon expiration of the offer period and new Restricted Stock will be granted promptly thereafter. The Exchange Program and any exchange offer thereunder may be commenced at the discretion of the Compensation Committee.

U.S. Federal Income Tax Consequences.  The Company expects that each exchange offer pursuant to the Exchange Program will be treated as a non-taxable event for federal income tax purposes. No income should be recognized for Federal income tax purposes by the Company or its option holders upon the cancellation of the existing stock options or SSARs or the grant of new Restricted Stock.

Amendments to the Plan

In order to permit the Company to implement the Exchange Program in compliance with the terms of the Plan and applicable New York Stock Exchange rules, the Plan has been amended, subject to approval of stockholders, to add the following new section:

“Section 14. — Exchange Program

Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 6.1(g) hereof, the Company, by action of the Committee, may effect an Option and stock-settled Stock Appreciation Right (“SSAR”) exchange program on the terms set forth herein (the “Exchange Program”), to be commenced through an exchange offer prior to August 5, 2009, provided that in no event may more than one offer to exchange be made for any outstanding Option or SSAR. Under any exchange offer, Eligible Employees will be offered the opportunity to exchange Eligible Options/SSARs (the “Surrendered Awards”) for new Restricted Stock (the “New Restricted Stock”), as follows: (1) the shares subject to the New Restricted Stock shall have a Fair Market Value equal to the value (determined using the Black-Scholes option pricing model as of a date immediately prior to commencement of any exchange offer) of the Surrendered Awards; and (2) the New Restricted Stock will vest, subject to Section 6.3(c) of the Plan, in two equal annual installments, on the first and second anniversaries of the date of grant. Shares subject to Surrendered Awards will not be available for granting of Awards under the Plan. “Eligible Employees” means employees of the Company or any Affiliate other than executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended). “Eligible Awards” means any Option or SSAR that has an exercise price in excess of $26. Subject to the foregoing, the Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Exchange Program.”

Other material terms of the Plan are discussed in Proposal 4 contained in this Proxy Statement.

New Plan Benefits

The benefits that will be received by or allocated to Eligible Employees under the Exchange Program are not currently determinable.

Vote Required

The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock present or represented at the annual meeting is required to approve this proposal, provided that a majority of the outstanding shares of common stock are voted with respect to this proposal. The approval of this proposal is not dependent on the approval of any other proposal to be considered by stockholders at the annual meeting.

Recommendation

We recommend a vote FOR the approval of amendments to the Amended and Restated 1999 Stock Incentive Plan to authorize the stock option/SSAR exchange program described above for employees other than executive officers and directors.

4.	APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN — TREATMENT OF SSARs

The Company maintains the Beazer Homes USA, Inc. Amended and Restated 1999 Stock Incentive Plan (the “Plan”), for the benefit of eligible employees, officers, and independent contractors of the Company or any affiliate and directors of the Company. Currently, after giving effect to stock splits, the maximum number of shares available for granting of awards under the Plan is 7,200,000, of which not more than 2,820,000 shares may be granted as stock-based awards, other than options. As currently structured, stock-settled stock appreciation rights (“SSARs”) are subject to the lower 2,820,000 limit, but the number of shares counted against the Plan share limits upon exercise of a SSAR are limited to the net number of shares distributed upon exercise, as opposed to the full number of Shares subject to the SSAR.

The Company believes that, since SSARs are economically very similar to stock options and they are not similar to full value awards (such as restricted stock), SSARs should be accounted for in the same manner as stock options under the Plan. Accordingly, the Plan has been amended, subject to stockholder approval, to (1) count the full number of shares subject to a SSAR against the Plan share limit upon exercise and (2) to remove SSARs from the lower share limit for awards other than stock options. The maximum number of shares that can be issued under the Plan has not been changed.

Subject to approval of the Plan amendment by stockholders, the maximum number of shares available for granting of awards under the Plan will be 7,200,000 of which not more than 2,820,000 shares may be granted as stock-based awards, other than stock options or SSARs. After taking into account awards previously made under the Plan and assuming stockholder approval of the Plan amendment is obtained, 1,067,425 shares would currently be available for awards under the Plan, of which 637,936 could be granted as awards other than stock options and SSARs. In addition, SSARs would be accounted for on a gross basis (i.e., on the basis of all shares subject to the SSAR) for purposes of the Plan share limit.

In the event that the requisite stockholder approval of the amendment to the Plan is not obtained, the amendment to the Plan will not take effect, but the Company may continue to grant awards under the Plan in accordance with its terms and the current share reserve under the Plan.

Amendment to the Plan

The Plan has been amended, subject to approval of stockholders, to amend and restate Section 4.1 in its entirety as follows:

“4.1 Shares Available.  Subject to adjustments as provided in Section 9.1, the number of shares available for the granting of Awards under the Plan shall be 7,200,000 of which not more than 2,820,000 Shares shall be granted as stock-based Awards, as described in Section 6, other than Options and stock-settled Stock Appreciation Rights.

Shares to be issued under the Plan may be either Shares which have been reacquired and are held in treasury or Shares which are authorized but unissued. If any Shares covered by an Award (or to which an Award relates) are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting of Awards under the Plan. Notwithstanding the foregoing, the full number of Shares subject to exercised stock-settled Stock Appreciation Rights shall count against the aggregate Plan Share limitation set forth in this Section 4.1 and shall not again be available for granting of Awards under the Plan. In addition, Shares withheld to satisfy taxes required to be withheld for any Award shall count against the Plan Share limitations set forth in this Section 4.1 and shall not again be available for granting of Awards under the Plan and Shares not issued because the holder of any Tandem Option exercises the accompanying Stock Appreciation Right shall not be subject to future Award by the Committee.

Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 4,200,000, subject to adjustment as provided in Section 9.1 of the Plan and Section 422 or 424 of the Code or any successor provisions.”

Summary of the Plan

The following description of the Plan, which takes into account the effect of the amendment, is a summary of its principal provisions and is qualified in its entirety by reference to the Plan. A copy of the Plan, reflecting this amendment and the amendment proposed above as proposal 3, is appended hereto as Appendix A.

The Plan provides for the award of:

•	Options to acquire common stock;

•	Restricted stock;

•	Performance awards which may be denominated or payable in cash, shares (including restricted stock), and other securities or property;

•	Stock appreciation rights (“SARs”);

•	Restricted stock units represented by a bookkeeping entry entitling the recipient to receive common stock (or a cash payment equal to the fair market value of common stock) at some future date;

•	Dividend equivalents entitling recipients to receive payments equal to the amount of cash dividends payable on the specified number of shares of common stock; and

•	Other similar common stock-based awards.

Under the Plan 7,200,000 shares of the common stock have been reserved for issuance subject to adjustment for future events such as stock splits, stock dividends or corporate reorganizations. As of June 16, 2008, 6,132,575 of such shares, net of forfeited awards, have been used for the grant of or reserve for stock options, SSARs, restricted stock and restricted stock units to employees and directors. As amended, the Plan would limit the number of shares issuable in the form of a stock-based award other than a stock options and SSARs to 2,820,000 shares. Given that 2,182,064 restricted stock units and shares of restricted stock have been granted or reserved for as of the record date, 637,936 of these 2,820,000 shares would be available for future other stock-based awards under the Plan, as amended. With certain exceptions, if any shares covered by an award (or to which an award relates) under the Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for granting of awards under the Plan.

The Plan is administered by the Compensation Committee. Each Committee member is a “non-employee director” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, an “outside director” within the meaning of Treasury Regulation § 1.162-27(e)(3) and associated regulations and an “independent director” as defined by the continued listing requirements of the NYSE.

All awards granted under the Plan will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards granted under the Plan may not be voluntarily or involuntarily sold, assigned, transferred, pledged or encumbered prior to vesting (except by will or intestacy). However, the Committee may authorize holders of non-qualified stock options to transfer options to family members (as defined by the Plan) through a gift or a domestic relations order.

Participation in the Plan is limited to employees, officers, consultants or independent contractors providing services to Beazer Homes or any of Beazer Homes’ affiliates or any of Beazer Homes’ directors, as the Committee may determine from time to time. The maximum number of shares with respect to which options and SARs may be issued under the Plan to a single participant in one calendar year is 450,000. In addition, the maximum number of shares of common stock that may be issued as a performance award to a single participant in any calendar year is 225,000.

Options awarded under the Plan will be designated as (1) incentive stock options (as defined under the Internal Revenue Code), (2) non-qualified stock options, or (3) any combination of incentive stock options and non-qualified stock options. In the event that a portion of an option designated as an incentive stock option cannot be exercised as an incentive stock option by reason of the limitations contained in the Internal Revenue Code, that portion will be treated as a non-qualified stock option.

The term and exercise price of each option granted under the Plan will be fixed by the Committee; provided, however, that the exercise price per share of common stock purchasable pursuant to any option may not be less than the fair market value of a share of common stock on the date of grant. For purposes of the Plan, the fair market value of a share of common stock on any date on which shares are traded is the closing price per share of the common stock as reported by the NYSE (or such other exchange or quotation system on which the common stock is then traded) on that date. The Committee will determine the time or times at which an option may be exercised, in whole or in part; provided that, with respect to options granted after February 20, 2002, each option must have a vesting schedule of a minimum of three years in length, subject to appropriate adjustment upon death, retirement and other special circumstances in accordance with the provisions of the Plan. The Committee will also determine the forms of consideration in which payment of the exercise price may be made, which will include cash, securities, or such other consideration as the Committee permits.

The Committee has authority to grant restoration options, either separately or together with other options under the Plan. A restoration option is an option to purchase at 100% of the fair market value, as of the date of exercise of a previously granted option (the “Original Option”), of a number of shares not exceeding the sum of (1) the number of shares provided to Beazer Homes in payment of the exercise price of the Original Option and (2) the number of shares tendered or withheld as payment of any applicable taxes in connection with such exercise. A restoration option cannot be exercised until the shares acquired upon exercise of the Original Option are held for a period of at least one year. The term of the restoration option may not extend beyond the term of the Original Option.

The Plan prohibits the repricing of outstanding stock options unless prior approval for such repricing is received from Beazer Homes’ stockholders. If proposal 3 above is adopted at the annual meeting, a stock option/SSAR exchange program (as more fully described above under proposal 3) will be permitted for employees other than executive officers and directors.

The terms upon which an option granted under the Plan would expire upon a participant’s disability, death, termination of employment or ceasing to be a director will be provided in the applicable award agreement relating to such option in the discretion of the Committee. Further, an optionee’s right to exercise options in the event of a change of control will be addressed in each participant’s award agreement in the discretion of the Committee.

The Committee has authority to grant SARs to participants. A SAR granted under the Plan will confer upon the holder a right to receive, upon exercise of a SAR related to one share, an amount in cash or shares of common stock with a fair market value equal to the excess of the fair market value of one share of common stock on the date of exercise over the fair market value of one share of common stock on the date of grant of the SAR. The grant price, term, method of exercise, method of settlement and any other terms and conditions of SARs will be determined by the Committee.

The Committee is also authorized to grant awards of restricted stock and restricted stock units to participants. Shares of restricted stock and restricted stock units will be subject to such restrictions as the Committee imposes, which restrictions will lapse upon the terms established by the Committee. In addition, the Committee may specify performance criteria, the attainment of which would accelerate the lapse of any applicable restriction. In the event restrictions do not lapse with respect to shares of restricted stock or restricted stock units held by a participant, the restricted stock or restricted stock units may be forfeited back to Beazer. The consequences upon shares of restricted stock or restricted stock units still subject to restriction of a participant’s termination of employment, including as a result of death, disability, retirement, resignation, ceasing to be a director or change of control will be provided in the applicable award agreement relating to such Restricted Stock in the discretion of the Committee. Recipients of restricted stock, unlike recipients of options or restricted stock units, have voting rights and receive dividends, if any, if and when declared on their shares prior to the time the restrictions lapse.

The Committee is also authorized to grant participants awards of dividend equivalents. A recipient of dividend equivalents will be entitled to receive payments in an amount equal to the amount of cash dividends paid by Beazer Homes to a holder of shares of common stock with respect to the number of shares of common stock determined by the Committee. Such amounts may be paid in cash, shares, other securities, other awards or other property, as determined by the Committee.

Beazer Homes may, from time to time, grant performance awards to participants under the Plan. Performance goals for performance awards may be comprised of one or more of the following performance measures:

•	total return to stockholders;

•	cash flow;

•	return on assets, capital, equity or sales;

•	stock price; and

•	earnings per share.

At the end of any established measurement period for performance awards, the Committee will determine the percentage, if any, of the performance awards that are earned by a participant. The percentage determined shall be based on the degree to which the performance goals for that measurement period are satisfied. Performance awards may be issued in the form of common stock, options, SARs, restricted stock, restricted stock units or any other right, the value of which is determined by reference to the common stock. Under the Plan, the maximum number of shares which may be granted as performance awards to a single participant in any calendar year is 225,000. All payments under performance awards will be designed to satisfy the exception provided by Section 162(m) of the Internal Revenue Code, and related regulations for performance-based compensation. All performance awards under the Plan shall be subject to the limitations of Section 162(m).

All of the stock-based awards described above, other than stock options and, if the amendment to the Plan is approved, SSARs, will be subject to an aggregate limit of 2,820,000 shares, subject to adjustment for future events such as stock splits, stock dividends or corporate reorganizations, during the life of the Plan.

In order to comply with federal and state income tax requirements, the Committee may take any action it deems appropriate to ensure that all taxes which are the sole and absolute responsibility of the participant are withheld or collected from the participant. To assist participants in paying taxes to be withheld or collected upon the exercise or receipt of (or lapse of restrictions relating to) an award under the Plan, the Committee, in its discretion may permit participants to satisfy tax obligations by:

•	electing to have Beazer Homes withhold a portion of the shares of common stock otherwise to be delivered upon exercise or receipt of an award with a fair market value equal to the amount of the taxes;

•	delivering to Beazer Homes shares of Beazer Homes common stock other than shares issuable upon the exercise or receipt of such award with a fair market value equal to the amount of the taxes; or

•	delivering to Beazer Homes cash, a check, money order or wire transfer equal to such taxes.

Shares issuable under the Plan as well as outstanding awards will be subject to adjustment to prevent dilution or enlargement of benefits or potential benefits upon any dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, spin off, combination, repurchase or exchange of shares or other securities of ours or any other similar corporate transaction or event effecting shares of common stock.

The Board of Directors has authority to amend, alter, suspend, discontinue or terminate the Plan. However, without the approval of Beazer Homes’ stockholders, no modification can be made that, absent such approval:

•	would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Plan;

•	would violate the rules or regulations of the NYSE, any other securities exchange or the Financial Industry Regulatory Authority that are applicable to Beazer Homes;

•	would cause Beazer Homes to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the Plan;

•	would cause the Plan or awards under the Plan to cease to comply with Section 162(m) of the Internal Revenue Code; or

•	would allow for the repricing of options.

The Plan will terminate on November 2, 2009. No awards will be granted after the termination of the Plan. Awards granted prior to termination of the Plan, however, may extend beyond the termination of the Plan.

Certain Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and Beazer Homes will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and Beazer Homes will generally be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally deductible by Beazer Homes. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to Beazer Homes in connection with the disposition of shares acquired under an option, except that Beazer Homes may be entitled to a tax deduction upon a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

With respect to other awards granted under the Plan that are payable either in cash or shares of common stock and are not subject to substantial risk of forfeiture, the holder must recognize ordinary income equal to the excess of (1) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (2) the amount (if any) paid for such shares of common stock by the holder of the award, and Beazer Homes will generally be entitled to a deduction for the same amount for the taxable year in which the employee includes the amount in income. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, such as shares of Restricted Stock, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the award must recognize ordinary income equal to the excess of (1) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (2) the amount (if any) paid for such shares of common stock by the holder, and Beazer Homes will generally be entitled at that time to a tax deduction for the same amount. If an election under Section 83(b) of the Code is made, the holder of the award must recognize ordinary income equal to the excess of (1) fair market value on the date of grant over (2) the amount paid, and Beazer Homes will generally be entitled to a tax deduction for the taxable year of the grant.

As stated above, the Committee may grant, subject to its discretion and such rules as it may adopt, a bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the receipt or exercise of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and Beazer Homes will generally have a corresponding deduction equal to such amount.

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Plan) by a public company to each “covered employee” to no more than $1 million. The “covered employees” are the chief executive officer and the three executive officers (other than the chief executive officer and the principal financial officer) whose compensation for the taxable year is required to be reported in the summary compensation table of the Company’s proxy statement. The Company currently intends to structure stock options and SARs granted under the Plan to comply with an exception to non-deductibility under Section 162(m) of the Code.

New Plan Benefits

The benefits or amounts that will be received by or allocated to any executive officers, other employees or directors under the Plan, as amended, are not currently determinable.

Vote Required

The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock present or represented at the annual meeting and entitled to vote on the matter is required to approve this proposal, provided that a majority of the outstanding shares of common stock are voted with respect to this proposal.

Recommendation

We recommend a vote FOR the approval of amendments to the Amended and Restated 1999 Stock Incentive Plan to treat awards of SSARs under the Plan in the same manner as stock options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of September 30, 2007 with respect to our shares of common stock that may be issued under our existing equity compensation plans, all of which have been approved by our stockholders:

Number of Common Shares
		Weighted	Remaining Available for Future
	Number of Common	Average	Issuance Under Equity
	Shares to be Issued	Exercise	Compensation
	Upon Exercise of	Price of	Plans (Excluding
	Outstanding	Outstanding	Common Shares
Plan Category	Options/SSARs	Options/SSARs	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by stockholders	2,052,379	$45.01	853,333

REPORT OF THE AUDIT COMMITTEE

For fiscal 2007, the Audit Committee operated under a written charter adopted by the Board of Directors. Each member of the Audit Committee is independent and financially literate in the judgment of our Board of Directors and as required by the Sarbanes-Oxley Act and applicable SEC and NYSE rules. The Board has also determined that Mr. Leemputte is an “audit committee financial expert,” as defined under SEC regulations. In addition, the written charter of the Audit Committee prohibits membership by any director who serves on the audit committee of three or more companies whose stock is publicly traded.

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

The Audit Committee reviewed and discussed with Company management the audited financial statements of Beazer Homes as of and for the fiscal year ended September 30, 2007. The Audit Committee has discussed with the Company’s independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Statement No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of the non-audit services described below by Deloitte & Touche LLP is compatible with maintaining the independent auditor’s independence and has concluded that the provision of these services does not compromise such independence.

Peter G. Leemputte
Laurent Alpert
Larry T. Solari

The Members of the Committee

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the fiscal years ended September 30, 2007 and 2006, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”).

Audit Fees:  The aggregate fees billed for the audit of our annual financial statements for the fiscal years ended September 30, 2007 and 2006 and for reviews of the financial statements included in our Quarterly Reports on Form 10-Q were $3,098,351 and $1,110,310, respectively, and include fees for Sarbanes-Oxley Section 404 attestation procedures.

Audit-Related Fees:  The aggregate fees billed for audit-related services for the fiscal years ended September 30, 2007 and 2006 were $84,800 and $130,300, respectively. These fees relate to assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. These services include: employee benefit and compensation plan audits, attestations by Deloitte that are not required by statute or regulation, and consulting on financial accounting/reporting standards.

Tax Fees:  The aggregate fees billed for tax services for the fiscal years ended September 30, 2007 and 2006 were $448,492 and $352,400, respectively. These fees relate to professional services performed by Deloitte & Touche with respect to tax compliance, tax advice and tax planning. These services include preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “Audit-Related” items. The aggregate fees billed for tax compliance and advice services for fiscal years ended September 30, 2007 and 2006 were $259,600 and $352,400, respectively. The aggregate fees billed for tax planning services for fiscal years ended September 30, 2007 and 2006 were $188,892 and $0, respectively.

All Other Fees:  No other fees were paid to Deloitte & Touche in either fiscal year 2007 or fiscal year 2006.

The Audit Committee annually approves each year’s engagement for audit services in advance.

The Audit Committee has also established complementary procedures to require pre-approval of all permitted non-audit services provided by the Company’s independent auditors. All non-audit services described above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of June 16, 2008 with respect to the beneficial ownership of our common stock by each Director, each Named Executive Officer, and all directors and executive officers as a group. Except as otherwise indicated, each beneficial owner possesses sole voting and investment power with respect to all shares.

	Number of Common
	Shares Beneficially	Percent of
	Owned	Outstanding
Name of Beneficial Owner	(1)(2)(3)(4)(5)(6)	(7)

Laurent Alpert	34,500	*
Katie J. Bayne	39,429	*
Brian C. Beazer	136,313	*
Peter G. Leemputte	8,000	*
Ian J. McCarthy	1,093,565	2.79%
Larry T. Solari	48,615	*
Stephen P. Zelnak, Jr.	39,000	*
Michael H. Furlow	210,508	*
Allan P. Merrill	105,882	*
Michael R. Douglas, Former Executive Vice President and Special Counsel	—	*
Cory J. Boydston, Former Senior Vice President and Treasurer	305	*
James O’Leary, Former Executive Vice President and Chief Financial Officer	2,189	*
Directors and Executive Officers as a Group (12 persons)	1,718,306	4.38%

*	Less than 1%

(1)	Beneficial ownership includes restricted stock as follows: Mr. Alpert — 6,000, Ms. Bayne — 6,000, Mr. Beazer — 9,673, Mr. Leemputte — 8,000, Mr. McCarthy — 199,420, Mr. Solari — 6,000, Mr. Zelnak — 6,000, Mr. Furlow — 105,802 and Mr. Merrill — 52,941. Such shares of restricted stock were awarded under the Amended and Restated 1999 Stock Incentive Plan (the “1999 Plan”) and will vest unconditionally from five to eight years from the date of grant.

(2)	Beneficial ownership includes performance-based restricted stock as follows: Mr. Beazer — 1,075, Mr. McCarthy — 78,763, Mr. Furlow — 35,007 and Mr. Merrill — 52,941. Such shares of restricted stock were awarded under the 1999 Plan, and will vest contingent upon the achievement of performance criteria based on the Company’s total shareholder return as compared to the total shareholder return of the Performance Stock Peer Group.

(3)	Beneficial ownership includes shares of the Company’s common stock held through the Company’s 401(k) Plan as follows: Mr. McCarthy — 5,097, Mr. Furlow — 4,565, Ms. Boydston — 305, and Mr. O’Leary 2,189.

(4)	Beneficial ownership includes shares underlying stock options, respectively, which were fully vested and exercisable at, or will vest within 60 days of April 25, 2008 as follows: Mr. Alpert — 21,000; Ms. Bayne — 33,000, Mr. Beazer — 56,703, Mr. McCarthy — 274,611, Mr. Solari — 38,115, Mr. Zelnak — 33,000, and Mr. Furlow — 52,920.

(5)	Beneficial ownership does not include Mr. McCarthy’s right to receive 40,103 shares of common stock, currently represented by restricted stock units, which he is entitled to receive three years from the award date in lieu of a portion of his fiscal year 2006 annual cash bonus compensation.

(6)	Beneficial ownership does not include the right to receive shares of common stock, currently represented by restricted stock units, which director is entitled to receive three years from the award date in lieu of a portion of their annual retainer as follows: Ms. Bayne — 863, Mr. Beazer — 863, Mr. Leemputte — 491, Mr. Solari — 863, and Mr. Zelnak — 1,388.

(7)	Based upon 39,240,011 shares of outstanding common stock as of June 16, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes of ownership with the SEC and the NYSE. These parties are required to furnish us with copies of forms they file. Based solely on a review of the copies of the Section 16(a) forms and amendments thereto received by us and on written representations that no other reports were required, we believe that all reports required pursuant to Section 16(a) for fiscal year 2007 were timely filed by all persons known by us to be required to file such reports with respect to our securities, with the following exceptions. A Form 4 for Michael T. Rand, former Senior Vice President, Chief Accounting Officer, has not been filed by Mr. Rand to report forfeitures of options and restricted shares pursuant to his termination of employment for cause. A Form 4 for each of Ian J. McCarthy, Brian C. Beazer, and Katie J. Bayne to report vesting of restricted stock units was inadvertently filed one day late.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the following:

•	compensation governance;

•	the process for determining compensation for Named Executive Officers;

•	the philosophy and objectives of our executive compensation program, including what the program is intended to reward;

•	composition of and rationale for the individual elements of our executive compensation program; and

•	methods for determining the level of each individual element.

Compensation Governance.  The Compensation Committee of the Board of Directors is comprised of Messrs. Solari and Zelnak and Ms. Bayne, each of whom the Board has determined to be independent in accordance with the NYSE listing standards. Mr. Solari has chaired the Committee since October 2002.

Role of the Committee

The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available in the Investor Relations section of our website, www.beazer.com, under “Corporate Governance.” In general, the Compensation Committee carries out the Board’s responsibilities relating to the compensation of our executives and directors. The fundamental responsibilities of the Compensation Committee include the following:

•	review, oversee and approve corporate performance goals, objectives and policies related to executive compensation;

•	evaluate the Chief Executive Officer’s and other executive officers’ performance in light of those performance goals and objectives;

•	based on this evaluation, either as a Committee, or together with other independent directors (as directed by the Board), determine and approve the compensation level and individual compensation elements for the CEO and, with the CEO’s input, for other executive officers;

•	administer the Company’s cash-based and equity incentive compensation plans and approve all awards under such plans for members of senior management, which includes all of the Named Executive Officers;

•	oversee corporate succession planning; and

•	review and establish compensation levels and programs for our directors.

The Committee has the sole authority on behalf of the Company to retain and terminate any outside compensation consultant as well as the authority to approve the fees charged by such consultant and other retention terms. In fiscal 2007, the Committee retained Tatum Partners regarding executive compensation matters, and Berkowitz, Trager & Trager and PriceWaterhouseCoopers regarding executive employment agreements. In fiscal 2008, the Committee retained PriceWaterhouseCoopers regarding executive compensation matters. In prior years, the Committee has also retained Watson Wyatt on executive compensation matters and Sullivan and Cromwell as independent legal counsel to the Committee.

Annually, the Committee reviews and examines comparative cash and equity compensation data, including that extracted from the proxy statements, for a peer group of publicly-held homebuilders (the “Peer Group”). The Peer Group currently consists of Centex Corporation, D.R. Horton, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, M.D.C Holdings, Inc., NVR, Inc., Pulte Homes, Inc., Ryland Group, Inc., and Toll Brothers, Inc. These companies were chosen due to their similarity to us in principal business activities. This comparative compensation data is used to gauge the appropriateness and competitiveness of our executive compensation plans and programs. The Committee believes information regarding pay practices at other publicly-held homebuilders is useful to establish that our executive compensation practices are generally competitive, although the Committee does not establish compensation levels based on industry practice alone.

Role of Executives

The Chief Executive Officer annually reviews the performance of each of his direct reports, which in fiscal 2007 included all other Named Executive Officers (except for Mrs. Boydston), and makes recommendations to the Committee based on this review. The Chief Financial Officer reviewed the performance of Mrs. Boydston. The Non-Executive Chairman of the Board prepares and presents an annual assessment of the performance of the Chief Executive Officer to the Committee. In its annual evaluation of executive performance, the Committee considers the reports of the Chief Executive Officer, the Chief Financial Officer and the Non-Executive Chairman of the Board; however it has total discretion in adopting any recommendations of the Chief Executive Officer, the Chief Financial Officer and the Non-Executive Chairman of the Board. The Chief Executive Officer is present for Committee deliberations related to his direct reports, but not for himself. The Chief Executive Officer, along with the Chairman of the Compensation Committee and the Non-Executive Chairman of the Board, are charged by the Compensation Committee with recommending performance guidelines, reviewing executive performance against such performance guidelines approved by the Committee, and recommending bonus awards to the Committee, including those for Named Executive Officers (other than the CEO for himself), under the Discretionary Bonus Plan which was established in September 2006 and is described below.

At various times during the year at the request of the Committee, the Chief Financial Officer and the Senior Vice President, Human Resources may attend Committee meetings, or portions thereof, to provide the Committee with information requested by the Committee.

Compensation Philosophy.  The Company’s executive compensation program is designed to attract and retain highly qualified executive leadership and fully align the executives’ interests with those of stockholders by a) rewarding through cash incentive compensation both annual and long-term financial success and by b) rewarding through equity incentive compensation for both relative and absolute performance of the Company’s stock and total return to stockholders.

The key principles of our executive compensation program that support this philosophy include:

1. Base salaries should generally be comparable to the median for similar positions at companies in the Peer Group;

2. Annual incentive opportunities should represent a significant portion of total cash compensation for executives, and provide both meaningful upside opportunity for current and future positive financial performance and downside risk for current and future shortfalls of the same; and

3. Equity incentives should include executive ownership of our equity as well as stock options and stock-settled stock appreciation rights in order to align executives’ risks and rewards directly with those of our stockholders. A portion of equity incentives should also be tied to the relative performance of the Company’s total stockholder return as compared to a defined industry peer group (“the Performance Stock Peer Group”).

This philosophy aims to strike an appropriate balance between annual compensation and long-term compensation so that our executives are appropriately focused on the achievement of both near-term and longer-term financial performance and total return to stockholders. We further aim to ensure management’s interests are directly aligned with those of stockholders through an appropriate balance between cash and equity compensation. Such a balance further ensures that our executives are appropriately incentivized and at the same time both conserves the Company’s working capital and prevents undue dilution of our stockholders’ holdings.

Elements of Executive Compensation.  Each element of executive compensation is described further below.

Base Salary

We pay base salaries to our executives in order to recruit and retain executives and to provide a base level of compensation in light of the executive’s qualifications, responsibilities and contributions. Base salaries are generally determined by the Compensation Committee based on comparisons of Peer Group base salary practices for positions of similar responsibilities and size, the roles and responsibilities of the executives, and on individual performance as presented to the Compensation Committee as described above. The Compensation Committee does not engage in a formulaic benchmarking process and does not assign a particular weight to any of these factors in its review. For 2007, the Compensation Committee decided not to increase the base salaries of the Named Executive Officers and has made a similar determination for 2008, with the exception of Mr. Douglas, for whom the Committee approved an increased base salary of $50,000 or 14.3% to $400,000 in accordance with the terms of his employment letter effective May 1, 2007, and Mrs. Boydston, whose base salary was increased by $7,410 or 3% to $254,410. Mr. Douglas resigned his position as executive vice president effective April 25, 2008 and ceased to be an employee effective May 19, 2008. Mrs. Boydston resigned effective March 14, 2008.

Annual Incentive Compensation

The Executive Value Created Incentive Plan

Except as described below, we have paid annual incentive compensation to our Named Executive Officers under the Amended and Restated 2005 Executive Value Created Incentive Plan or Executive VCIP. The most recent plan was approved by stockholders in 2005, although the Company has administered earlier versions of this plan since 1997. Participation in the Executive VCIP is at the discretion of the Compensation Committee and is generally available only to officers who are full time employees at the level of corporate senior vice president and above. Named Executive Officers who were participants in the plan in fiscal 2007 were Messrs. McCarthy and Furlow and Mrs. Boydston. Mr. O’Leary was also a participant in this plan until his resignation in March 2007. Mr. Merrill, who joined the Company in May 2007 was not a participant in fiscal 2007, but is a participant in fiscal 2008.

Mr. Douglas, who also joined the Company in May 2007 and resigned effective May 19, 2008, was not a participant in this plan; elements of his 2007 annual incentive compensation are further described below.

The awards under this Plan are made based upon the extent to which Beazer Homes realizes EBIT, defined as earnings before interest and taxes, in excess of our cost of capital. The amount of EBIT in excess of cost of capital is referred to as Value Created. Plan awards are also based on the increase in Value Created over the prior year, referred to as Incremental Value Created. The Compensation Committee believes paying annual incentive compensation based on generating returns in excess of the cost of capital encourages executives to make investment and operating decisions with a view toward both current year and long-term financial performance, particularly given the longer investment time horizons inherent in the homebuilding industry. In addition, the Committee believes an incentive plan based on return on capital further aligns the interests of executives with those of stockholders. However, in light of the current industry downturn, the Committee has recently determined that the Executive VCIP plan does not properly incentivize management nor does it reward specifically for desired management actions during periods of negative earnings performance. As discussed more fully below, the Committee has determined to place greater emphasis on the Discretionary Bonus Plan for fiscal 2008 in order to better incentivize management, including with respect to taking desired actions viewed to be appropriate during challenging operating conditions such as those currently facing the Company and the homebuilding industry.

In determining award levels under Executive VCIP, each participating executive is assigned a range of percentages (in the case of Value Created) and a specific percentage (in the case of Incremental Value Created) by the Compensation Committee. The Compensation Committee also sets a maximum award amount under the Executive VCIP for each executive by reference to a multiple of salary. The ranges, percentages and multiples are determined based on the executive’s position and with a view of providing cash incentive compensation that is competitive with those awarded to similar positions at companies in the Peer Group, if such information is available. The ranges, percentages and multiples set by the Compensation Committee for fiscal 2007 and fiscal 2008 are set forth below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”.

The cost of capital component of these formulae consists of a capital charge for the use of capital employed in the business. The Compensation Committee sets the capital charge for the participating Named Executive Officers as a percentage of the capital employed. The capital charge, which ranged from 11% to 14% in fiscal 2007 was determined based both on the Company’s estimated cost of capital and on the executive’s position, with a view of providing cash incentive compensation that is competitive with those awarded to similar positions at companies in the Peer Group, if such information is available. In fiscal 2007, for corporate executive vice presidents and above, including Messrs. McCarthy, Furlow and O’Leary, the capital charge was 11% and for corporate senior vice presidents, including Mrs. Boydston, was 14%. For fiscal 2008, the capital charge remains the same for the current participants and is 11% for Mr. Merrill.

Payments under the Executive VCIP are made subject to the sole discretion of the Committee and the Committee may reduce or disallow any payment or award under the Executive VCIP on a case by case basis in appropriate circumstances.

Based upon our fiscal 2007 financial performance, resulting in negative EBIT, compared to positive EBIT in fiscal 2006, both Value Created and Incremental Value Created for the Company were negative for fiscal 2007 and no incentive amounts were earned by or paid to the Named Executive Officers under the Executive VCIP. Based upon our year-to-date fiscal 2008 financial performance, we do not expect incentive amounts to be earned by or paid to the Named Executive Officers under the Executive VCIP for fiscal 2008.

Each year, the Committee has the right to review and revise the formula used to calculate incentive compensation payments under the Executive VCIP. Any changes approved by the Committee before the beginning of any fiscal year are applied to awards under the Executive VCIP for that fiscal year. Payments made under this Executive VCIP are intended to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m).

A description of additional terms of the Executive VCIP may be found in the “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table”.

Discretionary Bonus Awards and Retention Payments

On September 27, 2006, the Compensation Committee approved the establishment of a Discretionary Bonus Plan for certain of the Company’s employees, including the Named Executive Officers. Awards under this Plan may be granted to participants based in whole or in part by the achievement of performance guidelines established from time to time at the discretion of the Committee, but awards may also be made by the Compensation Committee under this Plan without reference to any specific performance guidelines. The Committee determined that establishing a separate discretionary plan alongside the Executive VCIP was appropriate in order to reward exceptional performance that supports overall Company objectives. Furthermore, the plan was designed to provide flexibility, particularly in light of current market conditions, to retain top performing executives, and to motivate executives by tying compensation to individual performance against criteria supporting specific Company objectives appropriate to the current downturn in housing. The Chairman of the Compensation Committee, the Non-Executive Chairman of the Board of Directors and our Chief Executive Officer are charged with recommending performance guidelines, reviewing executive performance for purposes of the Plan and recommending bonus awards to the Committee (other than the CEO for himself). Payments under the discretionary bonus plan do not qualify as performance-based compensation under Internal Revenue Code Section 162(m).

In fiscal 2007, the Committee evaluated the possibility of implementing performance guidelines for the purposes of granting awards under this Plan, but ultimately decided not to. No awards under the discretionary plan were made to Named Executive Officers for fiscal 2007 with the exception of Mr. Merrill, who was awarded $200,000. The award was made in recognition of his contributions since joining the Company in May 2007, including those leading to the successful conclusion of an amended revolving credit facility agreement and consent solicitation of the Company’s senior note holders, both of which were important achievements for the Company in navigating the current downturn in the housing market.

In accordance with the terms of his offer letter dated April 13, 2007, Mr. Merrill also received a guaranteed bonus of $250,000 for fiscal 2007. In accordance with the terms of his employment letter effective May 2007, Mr. Douglas received a guaranteed bonus of $145,833, representing 100% of salary, prorated for months worked in fiscal 2007.

The Compensation Committee also determined that is was appropriate to award retention payments to certain key members of senior management for fiscal 2007. One Named Executive Officer, Mrs. Boydston, received a retention payment of $50,000 for fiscal 2007.

For fiscal 2008, the Committee has adopted performance targets for the purposes of granting awards under the Discretionary Bonus Plan for our members of management, including the Named Executive Officers, who are currently Messrs. McCarthy, Furlow and Merrill. The objectives of these performance targets include providing retention incentives to key managers and improving the probability of achieving company-wide financial and operational objectives during the current downturn in the housing industry. Awards under the Plan for fiscal 2008 for the Named Executive Officers will be determined based on achievement levels of four performance targets. Three of the performance targets are numeric performance targets based on the aggregate operating performance of our ongoing operating divisions. The three numeric performance targets which have been established for each ongoing operating division are annual unit home closings, annual EBIT (defined as earnings before interest and taxes before inventory impairment and land option abandonment charges), and annual cash flow (defined as operating division profit or loss plus or minus changes in operating division capital employed). Bonus award amounts for the Named Executive Officers are based on the percentage of actual performance achieved versus the aggregate of each numeric target for all of our ongoing operating divisions. The minimum achievement required to qualify for the numeric components of the bonus award is 75% of the target and the maximum achievement that will be used in the calculations is 100% of the target for annual unit home closings and 133% of the target for annual EBIT and annual cash flow. The fourth performance target for the Named Executive Officers is in the process of being formulated and will be based on individual objectives derived from our internal strategic operating plan. Bonus award amounts for individual objectives will reflect a percentage achievement from 0% to 100%. For fiscal 2008, the maximum bonus award amount for which each of the Named Executive Officers is eligible is 1.875 times their current annual base salary. The degree of difficulty in achieving the aggregate of the performance targets is viewed by the Compensation

Committee to be very challenging, but not unobtainable, in light of the difficult current operating conditions in the homebuilding industry.

The Corporate Management Stock Purchase Program

In order to promote ownership of our stock by key executives, we maintain the Corporate Management Stock Purchase Program or CMSPP. Under the CMSPP, certain key executives, including the Named Executive Officers, may, at their election, have a portion of their annual cash awards under the Executive VCIP and Discretionary Bonus Plan deposited into an account as Restricted Stock Units (“RSUs”) representing shares of our common stock. These elections are made during September preceding the fiscal year for which the elections apply. The number of RSUs deposited is determined based on a per share price calculated at a 20% discount from the closing stock price of our common stock on the date of award. Shares represented by RSUs are issuable three years from the date of award, subject to an election for further deferral by the participant. Until issued, the shares cannot be sold, assigned, pledged or encumbered, receive no dividends, have no voting rights, and may appreciate or depreciate in value from the time they are purchased to when they vest and are subsequently issued. No RSUs were issued under the CMSPP to Named Executive Officers for fiscal 2007 incentive compensation.

Due to low availability of shares at the beginning of fiscal 2008 under the Amended and Restated 1999 Stock Incentive Plan, from which shares under CMSPP are issued, the Compensation Committee suspended this program for fiscal 2008 and, at this time, has not yet made any further determination for its use for fiscal 2009.

Long-term Incentive Compensation

Equity-based Long-term Incentives

We utilize four equity-based, long-term incentives: stock options, stock-settled stock appreciation rights (“SSARs”), time-based restricted stock, and performance-based restricted stock pursuant to the Amended and Restated 1999 Stock Incentive Plan. Grants of some combination of stock options, SSARs, restricted stock and performance-based stock are generally made annually. Interim grants are made from time to time for new executive appointments and promotions. Beginning in February 2006, the Committee adopted a practice of awarding to Named Executive Officers 50% of equity incentives in the form of stock options or SSARs and 50% in the form of restricted stock, generally half of which is in the form of time-based restricted stock and half in the form of performance-based restricted stock. Although the Compensation Committee has not yet approved any equity grants for fiscal 2008, it currently expects that the mix of equity incentives will be modified slightly such that 60% of equity incentives would be in the form of stock options or SSARs and 40% in the form of restricted stock. The Committee believes that awarding a mix of equity incentives in these proportions appropriately balances rewarding absolute and relative performance of the Company’s stock to ensure an alignment of the interests of management with those of stockholders in order to maximize stockholder return.

Stock options and SSARs are granted with exercise prices equal to 100% of fair market value of the common stock on the date of grant. Commencing in fiscal 2007, the Company began granting SSARs in lieu of stock options. The Committee viewed this to be beneficial as SSARs are less dilutive to other stockholders than stock options since only the amount of appreciation, rather than the entire grant, is awarded in shares. At the same time, they are cost neutral to stock options for the Company since they are treated the same under FAS 123(R). The allocation of future awards of SSARs and stock options will also depend on availability of each under the Amended and Restated 1999 Stock Incentive Plan, as the plan has different sublimits for these awards. If proposal #4 above is approved by stockholders at this meeting, SSARs will be treated in the same manner as stock options under the Amended and Restated 1999 Stock Incentive Plan and there will be no specific sublimit for SSARs.

The Amended and Restated 1999 Stock Incentive Plan contains a prohibition on re-pricing options without stockholder approval. As more fully described above, the Company is seeking approval from stockholders at this meeting to amend the Amended and Restated 1999 Stock Incentive Plan to authorize a stock option/SSAR exchange program for employees other than executive officers and directors.

Grants of time-based restricted stock are restricted from sale and subject to forfeiture prior to vesting. Performance-based restricted stock vests contingent upon the ranking of the compound annual growth rate

(“CAGR”) of total return to stockholders of Beazer Homes’ stock as compared to the compound annual growth rate of total stockholder return of the stock of the Performance Stock Peer Group over a defined time period (the “performance period”). The Performance Stock Peer Group consists of the following nine companies: Centex Corporation, D.R. Horton, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, M.D.C Holdings, Inc., Pulte Homes, Inc., Ryland Group, Inc., and Toll Brothers, Inc. NVR, Inc., which is included in the Peer Group used for comparative compensation analysis, was excluded from the Performance Stock Peer Group by the Compensation Committee due to a lack of comparability in terms of capital structure and stock valuation metrics. Further information on the vesting of performance-based restricted stock and other equity incentives are included in the “Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table.”

The Compensation Committee generally reviews and approves proposed grants of all awards under the equity incentive plans in connection with the February Board of Directors meeting and Annual Meeting of Stockholders. This was done to establish consistent measurement dates across participants for the purposes of determining vesting of performance-based restricted stock. However, as a result of the pending U.S. Attorney and SEC investigations, litigation and related matters, including the restatement of the prior years’ financial statements recently conducted, the Company delayed its Annual Meeting until August 5, 2008 and the Compensation Committee has not approved any grants for fiscal 2008 at this time.

In determining the amount of equity compensation to be granted to Named Executive Officers annually, the Compensation Committee has historically employed a defined multiple of base salary, although this is subject to the discretion of the Committee, which may alter the amount based on additional factors such as past award histories and assessment of competitive practice. The multiples of base salary are determined based on the executive’s position and with a view of providing levels of equity compensation that are competitive with those awarded to similar positions at companies in the Peer Group, if such information is available. The resulting dollar amount is converted to a unit equivalent based on the closing stock price on the grant date, and, in the case of stock options or SSARs, this closing stock price on the grant date is discounted by 60% solely for the purpose of converting the multiple of salary to a unit equivalent; as noted above the exercise price is equal to 100% of fair market value of the common stock on the date of grant. As noted above, for fiscal 2007, 50% of the award was granted in the form of stock options or SSARs, 25% in the form of time-based restricted stock and 25% in the form of performance-based restricted stock. Although not all Named Executive Officers received equity grants in fiscal 2007 (as discussed further below) and no grants or award allocations for fiscal 2008 have been approved at this time, salary multiples that have been in place for the Named Executive Officers are as follows:

Ian J. McCarthy	6.0 times base salary
Michael H. Furlow	4.0 times base salary
Allan P. Merrill	4.0 times base salary
Michael Douglas	3.0 times base salary
Cory J. Boydston	0.3 times base salary

In February 2006, the Committee approved long-term stock incentive grants for Messrs. McCarthy, Furlow, and O’Leary. These long-term stock incentive grants were approved to ensure the retention of these executives and to more fully align their interests with those of stockholders by rewarding them for relative and absolute performance of the Company’s stock from 2006 onward. Pursuant to his voluntary resignation in March 2007, Mr. O’Leary’s unvested grants were forfeited. The grants were comprised 50% in the form of stock options and 50% in the form of restricted stock, half of which was in the form of time-based restricted stock and half in the form of performance-based restricted stock. These grants were intended to be in lieu of the typical annual grants for the subsequent three years, and as such, the multiple of salary was applied to three years’ base salary at the then current level. As such, no stock incentive grants were made to these executives in fiscal 2007. Mr. Merrill received a similar grant in May 2007, at the time he joined the Company. Salary multiples used for these grants were 6.0 times for Mr. McCarthy and 4.0 times for Messrs. Furlow, O’Leary and Merrill.

In accordance with the terms of Mr. Douglas’ employment letter effective May 1, 2007, he was awarded ‘phantom’ stock options and ‘phantom’ restricted stock on his employment date. Each phantom stock option and each share of phantom restricted stock is the economic equivalent to an option to purchase one share of Beazer stock and one share of Beazer stock, respectively. The form and vesting schedule (which is accelerated as compared to the vesting schedule of equity grants to other Named Executive Officers) of Mr. Douglas’ phantom equity compensation was designed differently from the other Named Executive Officers given his role as Special Counsel, where his duties included handling all litigation stemming from the recent investigation into the Company’s mortgage origination practices and accounting restatement, securities litigation and related issues. Mr. Douglas resigned effective May 19, 2008 and all unvested ‘phantom’ stock options and ‘phantom’ restricted stock were forfeited.

Executives who resign from Beazer, or are terminated for cause before equity-based grants are vested, forfeit such grants.

Stock Ownership Guidelines

In order to more closely align the interests of directors and senior corporate management with those of stockholders, the Board has adopted guidelines requiring that directors and certain senior corporate officers, including the Named Executive Officers, acquire and maintain ownership, directly or beneficially, of a meaningful amount of Company stock (“Executive and Director Stock Ownership Program”). As currently structured, within four years of appointment to covered positions, each covered individual must acquire and continue to own a minimum level of Company stock equivalent in value to a specified multiple of the executive’s annual base salary or director’s annual retainer. The required multiples vary according to the covered position and are summarized below:

Position	Value of Required Stock Ownership

Directors	5 x Annual Director Retainer
President & CEO	5 x Base Salary
Executive Vice President & COO	4 x Base Salary
Executive Vice President & CFO	3 x Base Salary
Certain Other Corporate Executives, including the other
Named Executive Officers	2 x Base Salary

The Board has delegated to the Compensation Committee the primary responsibility for overseeing and implementing the Executive and Director Stock Ownership Program, including interpreting, monitoring compliance with and enforcing Executive and Director Stock Ownership Program as adopted or amended by the Board from time to time. As a result of the pending U.S. Attorney and SEC investigations, litigation and related matters, including the restatement of the prior years’ financial statements recently conducted, the Company’s directors and the Named Executive Officers have been subject to ongoing closed period restrictions which prohibited them from buying or selling Beazer stock through much of fiscal 2007 and to date in fiscal 2008. As such, the Compensation Committee and Board of Directors suspended the Executive and Director Stock Ownership Program for fiscal 2008 and fiscal 2009 and will revisit the program, including possible modifications of required multiples, prior to fiscal 2010.

Deferred Compensation Plan

Effective January 1, 2002, we adopted the Beazer Homes USA, Inc. Deferred Compensation Plan to provide eligible employees the opportunity to defer receipt of current compensation. The amount of compensation deferred by participants is determined based on elections by the plan participants and paid in accordance with the terms of the Deferred Compensation Plan. Prior to the beginning of each year, Plan participants for that year may elect to defer up to 50% of their base salary and up to 75% of their annual bonus. The election is irrevocable for the year, and Plan participants must make a new election each year in which they wish to participate. At the same time deferral elections are made, Plan participants also elect when they wish to receive distributions in the future of their deferrals and any discretionary Company contributions. Plan participants may schedule a fixed payment date or dates for payment of the deferred amounts while employed or elect to have such amounts paid upon termination of employment, either in lump sum or installments. Early non-scheduled distributions (permitted only for funds deferred in plan years 2002 through 2004, under Section 409A of the Internal Revenue Code) can be made and incur a penalty. Distributions which qualify as ’hardship’ distributions from any plan year incur no penalty. For fiscal 2007, we provided matching cash contributions equal to the lesser of 50% of compensation deferred under the Plan or 3% of eligible compensation, reduced by the matching contributions credited to the participant under our 401(k) Plan. In the case of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, the Compensation Committee has historically, in lieu of matching contributions, made discretionary lump sum deferred compensation payments on behalf of these executives in annual amounts of $200,000, $100,000, $50,000, respectively, with a view of providing an attractive and competitive element of deferred, post-employment or supplemental retirement benefit. These amounts are paid on a pro-rata basis each pay period. As such, in the case of Messrs. McCarthy, Furlow, Merrill and O’Leary, in fiscal 2007, the Compensation Committee made discretionary lump sum deferred compensation payments on behalf of these Named Executive Officers of $200,000, $100,000, $20,833 and $24,013, respectively.

Other Benefits

Our Named Executive Officers participate in employee benefit plans generally available to all employees on the same terms, including a 401(k) Plan that provides for a Company match on contributions. We do not have a defined benefit pension plan or supplemental executive retirement plan. Our Named Executive Officers are eligible, as are other senior managers, to use a company car or to receive a car allowance. In addition, they are granted vacation at the beginning of the year (as opposed to accruing it during the course of the fiscal year as is generally the case with other employees), and may elect to participate in the Executive Long-Term Disability Plan.

Employment and Change of Control Agreements.  On September 1, 2004, Beazer Homes entered into amended and restated employment agreements (the “Employment Agreements”) with each of the following Named Executive Officers: Ian J. McCarthy, Michael H. Furlow, and James O’Leary. These agreements were subsequently amended on February 3, 2006. Effective May 1, 2007, Beazer Homes entered into an employment agreement with Allan P. Merrill. The Employment Agreements set forth the basic terms of employment for each executive, including base salary, bonus and benefits, including benefits to which each executive is entitled if employment is terminated for various reasons. The basic terms of employment for Mr. Douglas, including base salary, bonus and benefits are outlined in his employment letter effective May 1, 2007, when he joined the Company. Mr. Douglas resigned effective May 19, 2008.

The Board of Directors of the Company, at the recommendation of the Compensation Committee, has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Named Executive Officers, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company. The Board believes it is imperative to diminish the inevitable distraction of an executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the executive’s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the executive will be satisfied and which are competitive. As such, the Compensation Committee has approved Supplemental Employment (Change of Control) Agreements for the Named Executive Officers. These Supplemental Employment Agreements provide for continued employment of the Named Executive Officer for two years following a Change of Control or stated benefits if the Named Executive Officer’s employment is terminated without cause, or he or she leaves with Good Reason, within two years of a Change of Control (a “double-trigger”). The Change of Control provisions in these agreements supersede any similar provisions in the Named Executive Officer’s Employment Agreement.

A description of additional terms of the employment and change of control agreements may be found in the “Narrative Disclosure to the Post-Employment Compensation Table.”

Tax Deductibility of Compensation.  It is the Committee’s general policy to consider whether particular payments and awards are deductible to Beazer Homes for Federal income tax purposes, along with other factors, which may be relevant in setting executive compensation practices. The Internal Revenue Service limits the deductibility for Federal income tax purposes of compensation payments to certain executive officers in excess of $1 million subject to certain exemptions and exceptions.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this Proxy Statement.

Larry T. Solari
Katie J. Bayne
Stephen P. Zelnak, Jr.

The Members of the Committee

Summary Compensation Table

Set forth below is summary compensation information for each person who was (1) at any time during fiscal 2007 our Chief Executive Officer or Chief Financial Officer and (2) at September 30, 2007, one of our three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”).

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)(2)	($)(3)	($)(4)	($)(4)	($)	Earnings ($)	($)(5)	Total

Ian J. McCarthy —	2007	$1,200,000	$0	$3,168,413	$2,947,523	$0	$0	$219,522	$7,535,458
President and Chief Executive Officer
Michael H. Furlow —	2007	$800,000	$0	$1,495,010	$1,395,412	$0	$0	$111,011	$3,801,433
Executive Vice President and Chief Operating Officer
Allan P. Merrill —	2007	$250,000	$450,000	$303,870	$405,368	$0	$0	$93,667	$1,502,905
Executive Vice President and Chief Financial Officer(1)
Michael Douglas —	2007	$145,833	$145,833	$26,692	$15,378	$0	$0	$6,625	$340,361
Former Special Counsel and Executive Vice President(1)
Cory J. Boydston —	2007	$247,000	$50,000	$30,080	$34,251	$0	$0	$15,000	$376,331
Former Senior Vice President and Treasurer(1)
James O’Leary —	2007	$269,590	$944,892	$0	$28,529	$0	$0	$81,563	$1,324,574
Former Executive Vice President and Chief Financial Officer(1)

(1)	Mr. O’Leary resigned from the Company effective March 23, 2007. Messrs. Merrill and Douglas joined the Company effective May 1, 2007. Mr. Douglas resigned effective May 19, 2008. Mrs. Boydston resigned from the Company effective March 14, 2008.

(2)	Includes $3,000 and $51,042, respectively for Messrs. Merrill and Douglas which were deferred by the executive under the Deferred Compensation Plan

(3)	For Mr. Merrill, includes $250,000 guaranteed bonus in accordance with his offer letter and $200,000 discretionary bonus awarded by the Compensation Committee. Mr. Douglas received a guaranteed bonus of $145,833, equal to his base salary prorated for months worked in fiscal 2007, in accordance with his employment letter. Mrs. Boydston received a retention payment of $50,000. For Mr. O’Leary, amount represents his prorated average annual bonus that he became entitled to upon his resignation in accordance with his employment agreement.

(4)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007 in accordance with FAS 123(R) except that estimated forfeitures have been disregarded for these purposes. These columns include amounts from awards of restricted stock, RSUs, stock options and SSARs granted both in and prior to fiscal 2007. Messrs. McCarthy, Furlow and O’Leary received no grants in fiscal 2007, with the exception of RSUs to Mr. McCarthy representing his election to defer a portion of his fiscal 2006 annual cash bonus compensation. See “Grants of Plan Based Awards Table” for information pertaining to grants made to Messrs. McCarthy, Merrill and Douglas and Mrs. Boydston in fiscal 2007. Further information regarding the valuation of stock and option awards can be found in Note 1 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2007. Mrs. Boydston resigned from the Company effective March 14, 2008; all unvested equity awards were forfeited. Mr. O’Leary resigned from the Company effective March 23, 2007; all unvested equity awards were forfeited. Mr. Douglas resigned from the Company effective May 19, 2008, at which time all unvested ‘phantom’ equity awards were forfeited.

(5)	“All Other Compensation” consists of the following. Relocation Expenses for Mr. Merrill reflects costs related to his relocation to Atlanta, Georgia from Westlake Village, California including $18,174 which represents the gross up for the taxable portion of these relocation expenses.

	Deferred
	Compensation
	Match or			Accrued
	Discretionary	401 K	Car	Vacation Paid
	Lump Sum	Company	Allowance/	at	Relocation
Name and Principal Position	Contributions	Match	Company Car	Termination	Expenses	Total

Ian J. McCarthy —	$200,000	$6,750	$12,772	N/A	N/A	$219,522
President and Chief Executive Officer
Michael H. Furlow —	$100,000	$6,750	$4,261	N/A	N/A	$111,011
Executive Vice President and Chief Operating Officer
Allan P. Merrill —	$20,833	$4,870	$4,337	N/A	$63,627	$93,667
Executive Vice President and Chief Financial Officer
Michael Douglas —	$2,625	$0	$4,000	N/A	N/A	$6,625
Former Special Counsel and Executive Vice President
Cory J. Boydston —	$0	$6,600	$8,400	N/A	N/A	$15,000
Former Senior Vice President and Treasurer
					N/A
James O’Leary —	$24,013	$3,945	$1,913	$51,692	N/A	$81,563
Former Executive Vice President and Chief Financial Officer

Grants of Plan-Based Awards

The following table shows information about eligible or granted plan-based awards for fiscal 2007 to the Named Executive Officers.

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair Value
					Estimated Future Payouts			Number	Number of	or Base	of Stock
		Estimated Future Payouts			Under Equity Incentive			of Shares	Securities	Price of	and
		Under Non-Equity Incentive Plan Awards			Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)(1)	(#)(2)	(#)(2)	(#)(2)	(#)	(#)	($/sh)	($)

Ian J. McCarthy		(1)	(1)	$10,560,000	—	—	—	—	—	—	—
	11/15/2006	—	—	—	—	—	—	40,103 (3)	—	—	$1,783,380 (3)
Michael H. Furlow		(1)	(1)	$4,488,000	—	—	—	—	—	—	—
Allan P. Merrill	5/1/2007	—	—	—	26,471	52,941	79,412	—	—	—	$1,808,818
	5/1/2007	—	—	—	—	—	—	52,941 (4)	—	—	$1,799,994
	5/1/2007	—	—	—	—	—	—	—	264,706	$34.00	$4,864,413
Michael Douglas	5/1/2007	—	—	—	—	—	—	15,441 (4)	—	—	$524,994
	5/1/2007	—	—	—	—	—	—	—	38,603 (5)	$34.00	$686,361
Cory J. Boydston		(1)	(1)	$339,625	—	—	—	—	—	—	—
	11/15/2006	—	—	—	—	—	—	1,765 (3)	—	—	$78,490 (3)
	2/6/2007	—	—	—	237	473	710	—	—	—	$13,031
	2/6/2007	—	—	—	—	—	—	473 (4)	—	—	$20,386
	2/6/2007	—	—	—	—	—	—	—	2,364	$43.10	$53,261
James O’Leary		(1)	(1)	$2,618,000	—	—	—	—	—	—	—

(1)	As discussed in “Compensation Discussion & Analysis” and in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”, awards under the Executive VCIP are made based upon the extent to which Beazer Homes realizes EBIT in excess of cost of capital, referred to as Value Created. Executives participating in the Executive VCIP each year are paid a set percentage of Value Created (if positive) and a set percentage of the increase in Value Created over the prior year (if positive), referred to as Incremental Value Created. As such, there are no threshold or target levels of estimated future payout under the Executive VCIP. The maximum total amount which may be awarded to a participant in any one year under the Executive VCIP is subject to a maximum bonus salary multiple determined by the participants position, prior to any performance factor adjustment, and in any case, may not exceed $11 million including any performance factor adjustment. (see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table”). No awards were earned under the Executive VCIP for fiscal 2007.

(2)	Represents grants of performance-based restricted stock which vests contingent upon the ranking of the compound annual growth rate (“CAGR”) of total return to stockholders of Beazer Homes’ stock as compared to the compound annual growth rate of total stockholder return of the stock of the Performance Stock Peer Group (which currently consist of nine companies) over a defined time period (the “performance period”). See “Narrative Disclosure to Summary Compensation Table” and “Grants of Plan-Based Awards Table” for further detail. Amounts shown assume a threshold level of achievement at a 50% vesting percentage assuming that our CAGR peer ranking achieved is equal to or above the 7th ranked peer during the performance period, a target level of achievement at a 100% vesting percentage assuming that our CAGR peer ranking achieved is equal to or above the 5th ranked peer during the performance period, and a maximum level of achievement at a 150% vesting percentage, assuming that our CAGR peer ranking achieved is above the 3rd ranked peer during the performance period.

(3)	Represents portion of executive’s fiscal 2006 annual cash bonus compensation deferred under the CMSPP. Deferred amounts are deposited into an account as RSUs representing shares of our common stock. As such, the annual cash bonus compensation was earned and reported in fiscal 2006, although the grant took place in fiscal 2007. The number of RSUs deposited is determined based on a per share price calculated at a 20% discount from the closing stock price of our common stock on the date of award. Shares represented by RSUs vest three years from the date of award. Until vested, such shares cannot be sold, assigned, pledged or encumbered, do not receive dividends and do not have voting rights and may appreciate or depreciate in value from the time they are purchased to when they vest and are subsequently issued. The grant date fair value amount shown reflects the total number of RSUs granted, although only the 20% discount is amortized and expensed under FAS 123R.

(4)	In the case of Mr. Merrill and Mrs. Boydston, represents grants of time-based restricted stock. In the case of Mr. Douglas, represents the grant of ‘phantom’ restricted stock.

(5)	Award in the form of ‘phantom’ stock options.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Executive Value Created Incentive Plan

Grants of awards under our Executive Value Created Incentive Plan are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The value of the award is disclosed in the Summary Compensation Table in the year when the performance criteria under the plan are satisfied and the compensation earned.

The awards under this Plan are made based upon the extent to which Beazer Homes realizes EBIT in excess of our cost of capital. This amount of EBIT in excess of cost of capital is referred to as Value Created. Executives participating in the Executive VCIP each year are paid a set percentage of Value Created (if positive) and a set percentage of the increase in Value Created over the prior year (if positive), referred to as Incremental Value Created. Elements for determining Value Created and Incremental Value Created are defined as follows:

EBIT — Earnings Before Interest and Taxes.

Value Created (VC) — EBIT less a Capital Charge.

Incremental Value Created (IVC) — Increase or decrease in Value Created compared to the prior year.

Capital Employed — Total Assets, excluding cash, less Total Liabilities (other than debt). Also equal to total debt plus total equity, less cash on hand. This represents the total book value of the investment in the business. Capital Employed is determined daily.

Capital Charge — A charge for the use of capital employed in the business. The Capital Charge for the participating Named Executive Officers is currently in the range of 11% to 14% of the Capital Employed. In fiscal 2007, the Capital Charge was 11% for corporate executive vice presidents and above, including Messrs. McCarthy, Furlow and O’Leary and 14% for corporate senior vice presidents, including Mrs. Boydston. For fiscal 2008, the Capital Charge remains the same for current participants and is 11% for Mr. Merrill. The Capital Charge for purposes of this Plan is determined from time to time by, and may be adjusted individually or for the participants as a whole, at the discretion of the Compensation Committee in connection with its review of the Executive VCIP. The Compensation Committee, at its sole discretion, may approve objectively measurable adjustments to the Capital Charge, and therefore to VC and IVC, in recognition of special circumstances or to provide special incentives in the long-term interests of value creation. As an example, credit to the Capital Charge may be granted for purchases of land in advance of the immediate need for development, thereby encouraging commitments for future land development.

The percentage of Value Created paid is determined on a graduated scale which decreases as Value Created increases. The percentage of Incremental Value Created is fixed regardless of the level of Value Created. Each participating executive is assigned a range of percentages (in the case of Value Created) and a specific percentage (in the case of Incremental Value Created) by the Compensation Committee.

In addition, each year, pursuant to the Executive VCIP, the same percentages of Value Created and Incremental Value Created (whether positive or negative) are deemed to be put into a bank, which represents future bonus potential based upon a combination of both past and future performance, further encouraging a long-term view to decision-making. The bank is always at risk, and can be reduced by future negative performance.

Each year, after adding or subtracting the current year’s amounts to the bank, one third of the bank is paid out. The maximum balance of the bank, after current year additions and payments, is equal to one times the current year’s maximum cash payment, defined below. Twenty-five percent of any amount over this limit will be awarded in a combination of restricted stock and/or deferred compensation, at the discretion of the Compensation Committee. The remaining 75% of the excess is forfeited. At the end of each fiscal year, 10% of any positive ending bank, after current year adjustments, cash payments and any reduction for excess over the maximum limit specified in the Plan will be awarded as deferred compensation. This deferred compensation or restricted stock vests three years after the grant date and is forfeited upon termination for any reason other than a Change in Control. Upon a Change in Control, all such deferred compensation or restricted stock vests immediately.

In September 2006, the Committee established a minimum of one-half of an employee’s salary for purposes of annual opening bank balances under the Executive VCIP for fiscal year 2007 and future years. The maximum total amount which may be awarded to any participant in any one year under the Executive VCIP is $10.0 million excluding any performance factor adjustment (described below) and $11.0 million including any performance factor adjustment, subject to a maximum bonus salary multiple which is determined by the participant’s position.

For fiscal 2007 and 2008, the percentages and maximum bonus salary multiples for the participating Named Executive Officers were and are as follows:

				Incremental	Maximum
				Value	Bonus
	Value Created (000’s)		Value Created	Created	Salary
Name and Principal Position	From	To	Percentage	Percentage	Multiple

Ian J. McCarthy —	<	$0	2.50%	2.50%	2.55
President and Chief Executive Officer	$1	$5,000	2.50%	2.50%	3.83
	$5,001	$10,000	1.50%	2.50%	4.25
	$10,001	$20,000	1.00%	2.50%	4.68
	$20,001	$60,000	0.85%	2.50%	6.50
	$60,000	>	0.63%	2.50%	8.00
Michael H. Furlow —	<	$0	1.50%	1.50%	2.19
Executive Vice President and Chief Operating Officer	$1	$5,000	1.50%	1.50%	3.28
	$5,001	$10,000	0.90%	1.50%	3.64
	$10,001	$20,000	0.60%	1.50%	4.01
	$20,001	$60,000	0.30%	1.50%	4.37
	$60,000	>	0.20%	1.50%	5.10
Allan P. Merrill —	<	$0	0.83%	0.83%	1.82
Executive Vice President and Chief Financial Officer	$1	$5,000	0.83%	0.83%	2.73
	$5,001	$10,000	0.50%	0.83%	3.04
	$10,001	$20,000	0.33%	0.83%	3.34
	$20,001	$60,000	0.17%	0.83%	3.64
	$60,000	>	0.10%	0.83%	4.25
Cory J. Boydston —	<	$0	0.20%	0.20%	0.54
Former Senior Vice President and Treasurer	$1	$5,000	0.20%	0.20%	0.80
	$5,001	$10,000	0.12%	0.20%	0.89
	$10,001	$20,000	0.08%	0.20%	0.98
	$20,001	$60,000	0.04%	0.20%	1.07
	$60,000	>	0.02%	0.20%	1.25
James O’Leary —	<	$0	0.83%	0.83%	1.82
Former Executive Vice President and Chief Financial Officer	$1	$5,000	0.83%	0.83%	2.73
	$5,001	$10,000	0.50%	0.83%	3.04
	$10,001	$20,000	0.33%	0.83%	3.34
	$20,001	$60,000	0.17%	0.83%	3.64
	$60,000	>	0.10%	0.83%	4.25

Percentages and Maximum Bonus Salary Multiples for Value Created less than $0 are for the purposes of calculating reductions in the bank and maximum payments from the bank, if positive.

Actual incentive payments funded may be adjusted by additional performance factors and percentages, subject to the determination by the Compensation Committee prior to the beginning of any fiscal year that such additional adjustments shall not apply. The Compensation Committee adopts from time to time a schedule showing the percentage adjustments based on scores or other elements achieved with respect to the additional performance factors. For fiscal 2007, the following performance factor adjustments were in place:

(a)	Profitable Growth:	0% to +10%
(b)	Customer Satisfaction:	−10% to + 0%

As such, actual incentive payments adjustments for fiscal 2007 could vary from -10% to +10% of the amount that would have been payable under the Executive VCIP before application of the performance factor adjustments.

As discussed above, based upon our fiscal 2007 financial performance both Value Created and Incremental Value Created for the Company were negative and no incentive amounts were earned by or paid to the Named Executive Officers under the Executive VCIP. Based upon our year-to-date fiscal 2008 financial performance, we do not expect incentive amounts to be earned by or paid to the Named Executive Officers under the Executive VCIP for fiscal 2008.

Equity-based Incentives

Grants of equity incentive plan awards and the full grant date fair value (determined in accordance with FAS 123(R)) of such awards are disclosed in the “Grants of Plan-Based Awards Table” in the year they are granted. The amount recorded as compensation expense in our income statement in accordance with FAS 123(R) relating to any such awards is disclosed in the “Summary Compensation Table” in the year when the compensation expense is recorded.

We utilize four equity-based, longer-term incentives: stock options, stock-settled stock appreciation rights (“SSARs”), time-based restricted stock, and performance-based restricted stock pursuant to the Amended and Restated 1999 Stock Incentive Plan.

Except in the case of the grants made to Messrs. McCarthy, Furlow, and O’Leary in February 2006 and to Mr. Merrill in May 2007, outstanding equity incentives vest as follows:

•	Stock options and SSARs vest after three years from the date of grant and expire seven years after grant (ten years for stock options granted prior to May 2003).

•	Time-based restricted stock vests five years from the date of grant.

•	Performance-based restricted stock vests after three years from grant contingent upon the ranking of the compound annual growth rate (“CAGR”) of total return to stockholders of Beazer Homes’ stock as compared to the compound annual growth rate of total stockholder return of the stock of the Performance Stock Peer Group over a defined time period (the “performance period”).

In order to compete more effectively with industry peers in terms of equity vesting and to strengthen the retention impact of equity awards, in June 2008, the Compensation Committee determined that future grants of stock options or SSARs will vest ratably over a three year period and that future grants of time-based restricted stock will vest three years from the date of grant.

The performance criteria and corresponding vesting percentages for achieving such for performance-based restricted stock are defined as follows:

Vesting
CAGR Peer Ranking	Percentage

Above 3rd Ranked Peer	150%
Equal to 3rd Ranked Peer	130%
Equal to or Above 4th Ranked Peer	115%
Equal to or Above 5th Ranked Peer	100%
Equal to or Above 6th Ranked Peer	75%
Equal to or Above 7th Ranked Peer	50%
Below 7th Ranked Peer	0%

Total stockholder return is defined as ending stock price plus dividends paid, divided by beginning stock price. Beginning stock price is defined as the average of the closing stock prices for the 20 trading days ending on the last trading day prior to the first trading day of the applicable performance period. Ending stock price is defined as the average of the closing stock prices for the 20 trading days ending on the last trading day of the performance period.

In February 2006, the Committee approved long-term stock incentive grants for Messrs. McCarthy, Furlow, and O’Leary. Mr. Merrill received a similar grant in May 2007, at the time he joined the Company. The vesting schedule for these grants differed from those described above as follows:

Performance-based restricted stock:  One-third each of the aggregate number of performance-based restricted shares is eligible to vest depending on performance three, four and five years respectively after the beginning of the performance period, as defined in the award agreement. Depending on the level of performance achieved, as measured by the performance criteria described above, between 0% and 150% of shares then eligible for vesting on the performance date will vest. Upon termination of employment other than for cause or voluntary resignation, a portion of the performance-based restricted stock will vest, depending on length of service since the grant date.

Time-based restricted stock:  Beginning five years after the date of grant, the restrictions on one-third of the time-based restricted stock will lapse each year for three years subject to continued employment. Upon termination of employment other than for cause or voluntary resignation, a portion of the restricted stock will vest, depending on length of service since the grant date.

Stock options or SSARs:  Beginning three years after the date of grant, the stock options or SSARs vest one third each year for three years and will expire seven years after the date of grant. Upon termination of employment other than for cause or voluntary resignation, a portion of the stock options or SSARs will vest, depending on length of service since the grant date.

In accordance with the terms of Mr. Douglas’ employment letter effective May 2007, he was awarded ‘phantom’ stock options and ’phantom’ restricted stock on his employment date. These phantom stock options were scheduled to vest over three years with one third vesting on the first anniversary of employment. The remaining two thirds were scheduled to vest in ratable increments each quarter over the following eight quarters. The phantom shares of restricted stock were scheduled to vest over five years, with 20% vesting on the first anniversary of employment with the remaining 80% vesting in ratable increments each quarter over the following 16 quarters. As a result of his termination of employment, which was effective May 19, 2008, all of the unvested ‘phantom’ stock options and restricted stock were forfeited on the date of termination.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under our existing equity incentive plans as of September 30, 2007.

	Option Awards						Stock Awards
										Equity Incentive Plan
										Awards
											Market or
											Payout
										Number of	Value of
									Market	Unearned	Unearned
							Number of		Value of	Shares,	Shares,
							Shares or		Shares or	Units or	Units or
							Units of		Units of	Other	Other
		Number of Securities					Stock That		Stock	Rights	Rights
		Underlying Unexercised			Option	Option	Have not		That Have	That Have	That Have
	Grant	Options (#)			Exercise	Expiration	Vested		not Vested	not Vested	not Vested
Name	Date	Exercisable	Unexercisable		Price ($)	Date	(#)		($)(11)	(#)(12)	($)(11)

Ian J. McCarthy	4/16/2002	73,824	—		$26.55	4/16/2012	—		—	—	—
	4/16/2002	—	—		—	—	24,362	(6)	$200,987	—	—
	11/15/2002	114,279	—		$20.83	11/15/2012	—		—	—	—
	2/10/2004	45,129	—		$32.96	2/10/2011	—		—	—	—
	2/10/2004	—	—		—	—	36,105	(7)	$297,866	—	—
	11/4/2004	41,379	—		$38.06	11/4/2011	—		—	—	—
	11/4/2004	—	—		—	—	33,102	(7)	$273,092	—	—
	11/15/2005	—	33,860	(2)	$62.02	11/15/2012	—		—	—	—
	11/15/2005	—	—		—	—	27,088	(7)	$223,476	—	—
	2/2/2006	—	393,816	(3)	$68.56	2/2/2013	—		—	—	—
	2/2/2006	—	—		—	—	78,763	(8)	$649,795	—	—
	2/2/2006	—	—		—	—	—		—	39,382	$324,897
	11/15/2006	—	—		—	—	40,103	(10)	$330,850	—	—
Michael H. Furlow	4/16/2002	—	—		—	—	12,977	(6)	$107,060	—	—
	2/10/2004	27,306	—		$32.96	2/10/2011	—		—	—	—
	2/10/2004	—	—		—	—	21,846	(7)	$180,230	—	—
	11/4/2004	25,614	—		$38.06	11/14/2011	—		—	—	—
	11/4/2004	—	—		—	—	20,493	(7)	$169,067	—	—
	11/15/2005	—	19,349	(2)	$62.02	11/15/2012	—		—	—	—
	11/15/2005	—	—		—	—	15,479	(7)	$127,702	—	—
	2/2/2006	—	175,029	(3)	$68.56	2/2/2013	—		—	—	—
	2/2/2006	—	—		—	—	35,007	(8)	$288,808	—	—
	2/2/2006	—	—		—	—	—		—	17,504	$144,404
Allan P. Merrill	5/1/2007	—	264,706	(3)(4)	$34.00	5/1/2014	—		—	—	—
	5/1/2007	—	—		—	—	52,941	(8)	$436,763	—	—
	5/1/2007	—	—		—	—	—		—	26,471	$218,382
Michael Douglas	5/1/2007	—	38,603	(5)	$34.00	5/1/2014	—		—	—	—
	5/1/2007	—	—		—	—	15,441	(9)	$127,388	—	—
Cory J. Boydston(1)	11/15/2002	4,803	—		$20.83	11/15/2012	—		—	—	—
	2/10/2004	3,450	—		$32.96	2/10/2011	—		—	—	—
	11/4/2004	1,590	—		$38.06	11/4/2011	—		—	—	—
	11/15/2005	—	1,042	(2)	$62.02	11/15/2012	—		—	—	—
	11/15/2006	—	—		—	—	1,765	(10)	$14,561	—	—
	2/6/2007	—	2,364	(2)(4)	$43.10	2/6/2014	—		—	—	—
	2/6/2007	—	—		—	—	473	(7)	$3,902	—	—
	2/6/2007	—	—		—	—	—		—	237	$1,951
James O’Leary(1)		—			—	—	—		—	—	—

(1)	Mrs. Boydston resigned from the Company effective March 14, 2008; all unvested equity awards were forfeited. Mr. O’Leary resigned from the Company effective March 23, 2007; all unvested equity awards were forfeited.

(2)	Award vests three years following grant.

(3)	Award vests ratably over a three year period beginning three years following grant.

(4)	Award in the form of stock-settled stock appreciation rights (“SSARs”).

(5)	Award in the form of ‘phantom’ stock options. One-third of these vested on May 1, 2008, the first anniversary of employment. This one-third was not exercised, and, along with the remaining two-thirds, were forfeited on the effective date of Mr. Douglas’ termination of employment, which was May 19, 2008.

(6)	Award vests seven years following grant.

(7)	Award vests five years following grant.

(8)	Beginning five years after the date of grant, the restrictions on one-third of the award will lapse each year for three years subject to continued employment.

(9)	Award in the form of ‘phantom’ shares of restricted stock. 20% of these vested on May 1, 2008, the first anniversary of employment. The remaining 80% was forfeited on the effective date of Mr. Douglas’ termination of employment, which was May 19, 2008.

(10)	Represents portion of executive’s annual cash bonus compensation deposited into an account as Restricted Stock Units (“RSUs”) representing shares of our common stock. The number of RSUs deposited is determined based on a per share price calculated at a 20% discount from the closing stock price of our common stock on the date of award. Shares represented by RSUs vest three years from the date of award. Until vested, such shares cannot be sold, assigned, pledged or encumbered, do not receive dividends and do not have voting rights and may appreciate or depreciate in value from the time they are purchased to when they vest and are subsequently issued.

(11)	Reflects the value using the closing share price of Beazer stock of $8.25 on the last trading day of fiscal 2007 (September 28, 2007).

(12)	Performance-based restricted stock vests contingent upon the ranking of the compound annual growth rate (“CAGR”) of total return to stockholders of Beazer Homes’ stock as compared to the compound annual growth rate of total stockholder return of the stock of the Performance Stock Peer Group over a defined time period (the “performance period”). See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for further detail. Amounts shown assumes a threshold level of achievement at a 50% vesting percentage which assumes that our CAGR peer ranking achieved is equal to or above the 7th ranked peer during the performance period.

Option Exercises and Stock Vested

The following table provides information with respect to the number and value of shares acquired during fiscal 2007 from the exercise of vested stock options and the vesting of restricted stock and RSUs.

	Option Awards			Stock Awards
	Number of			Number of
	Shares			Shares
	Acquired on		Value Realized	Acquired on	Value Realized
Name	Exercise (#)		Upon Exercise ($)(4)	Vesting (#)	Upon Vesting ($)

Ian J. McCarthy	179,535	(1)	$6,292,552	19,254 (5)	$163,659
Michael H. Furlow	—		—	—	—
Allan P. Merrill	—		—	—	—
Michael Douglas	—		—	—	—
Cory J. Boydston	—		—	—	—
James O’Leary	23,049	(2)	$507,766	—	—
	10,500	(2)	$189,768
	17,394	(3)	$14,220

(1)	Exercise of 179,535 stock options on November 14, 2006 at an option exercise price of $8.02 from a grant dated September 14, 2000.

(2)	Exercise of 23,049 and 10,500 stock options on November 13, 2006 at an option exercise price of $20.83 from a grant dated November 15, 2002 and $24.78 from a grant dated July 10, 2002, respectively.

(3)	Exercise of 17,394 stock options on March 23, 2007 at an option exercise price of $32.96 from a grant dated February 10, 2004.

(4)	Value realized upon exercise based on the difference between the market price of Beazer Homes’ common stock at the time of exercise of the option and the exercise price of the option.

(5)	Vesting of RSUs on September 25, 2007, representing previously deferred portion of executive’s annual cash bonus compensation three years prior. The per share market value of the vested RSUs was $8.50, which was the closing price of Beazer Homes common stock on that date.

Pension Benefits

We do not have a defined benefit pension plan or supplemental executive retirement plan or any other plans that are required to be disclosed in a pension benefits table.

Non-qualified Deferred Compensation

As discussed above, we maintain the Beazer Homes USA, Inc. Deferred Compensation Plan to provide eligible employees the opportunity to defer receipt of current compensation. The following table sets forth the non-qualified deferred compensation of each Named Executive Officer in fiscal 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings	Withdrawals/	Balance
	Last F	in Last FY	in Last	Distributions	at Last FYE
Name	($)	($)(1)(2)	FY ($)(3)	($)	($)(4)

Ian J. McCarthy	$0	$786,208	$605,497	$0	$5,372,609
Michael H. Furlow	$0	$377,798	$1,225,080	$0	$10,277,388
Allan P. Merrill	$3,000	$20,833	$206	$0	$24,039
Michael Douglas	$51,042	$2,625	$518	$0	$54,185
Cory J. Boydston	$0	$28,218	$7,855	$0	$127,518
James O’Leary	$0	$172,283	$93,159	$(13,369)	$2,072,973

(1)	Includes discretionary lump sum or matching contributions by the Company of $200,000, $100,000, $20,833, $2,625 and $24,013 for Messrs. McCarthy, Furlow, Merrill, Douglas and O’Leary, respectively. These amounts are also reported under the “Summary Compensation Table — All Other Compensation”.

(2)	Includes amounts awarded of 10% of ending bank balance for fiscal 2006 under the Executive VCIP of $586,208, $277,798 and $148,270 for Messrs. McCarthy, Furlow and O’Leary, respectively. These amounts were awarded and therefore reported in the “Summary Compensation Table — All Other Compensation” in fiscal 2006, but were contributed by the Company in fiscal 2007. As such, they are not reported under the “Summary Compensation Table — All Other Compensation” for fiscal 2007.

(3)	Represents amounts of earnings on the balance of the participants’ accounts that are attributable to the performance of independently managed funds available to and selected by each participant under the Deferred Compensation Plan and in which deferred amounts are deemed to be invested. There is no guaranteed rate of return on these funds and the rate of return depends on the participants’ investment selections and on the market performance of the funds. None of the earnings in this column are included in the “Summary Compensation Table” because they were not preferential or above-market.

(4)	Aggregate balances include unvested amounts of Company contributions.

Narrative Disclosure to Non-qualified Deferred Compensation Table

In fiscal 2007, discretionary lump sum deferred compensation payments, in lieu of matching contributions, totaled $200,000, $100,000, $20,833 and $24,013, for Messrs. McCarthy, Furlow, Merrill and O’Leary, respectively. In addition, contributions, which vest after three years, are made to the Plan under the Executive VCIP as described above, if applicable. Under the Plan, participants select from a menu of investment options which track a variety of independently managed benchmark funds in which the funds are deemed to be invested. The return on the underlying investments determines the amount of earnings and losses that are credited or debited to the participants’ account. There is no guaranteed rate of return on these funds and the rate of return depends on the participants’

deemed investment option elections and on the market performance of the underlying funds. Deferred amounts and Company contributions are deposited in a trust that qualifies as a grantor trust under the Internal Revenue Code of 1986, as amended and are invested in Company-owned variable life insurance contracts. We own these contracts and are the sole beneficiary. Our obligations under the Plan are unsecured general obligations and rank equally with our other unsecured general creditors. Amounts deferred by participants and earnings and losses thereon are 100% vested. With the exception of contributions made under the Executive VCIP, the Company contributions and earnings and losses thereon vest on the same schedule as our 401(k) Plan.

Potential Post-employment Compensation

We have entered into Employment Agreements with certain of the Named Executive Officers and Supplemental Employment Agreements in the event of a Change of Control with each of the Named Executive Officers. Under the terms of these agreements, the Named Executive Officers are entitled to severance payments and other benefits in the event termination of employment under certain circumstances. These benefits may include cash payments, continuation of benefits and the acceleration of vesting outstanding equity-based incentives.

Employment Agreements

On September 1, 2004, Beazer Homes entered into amended and restated employment agreements (the “Employment Agreements”) with each of the following Named Executive Officers: Ian J. McCarthy, Michael H. Furlow, and James O’Leary. These agreements were subsequently amended on February 3, 2006. On May 1, 2007, Beazer Homes entered into an employment agreement with Allan P. Merrill. The Employment Agreements set forth the basic terms of employment for each executive, including base salary, bonus and benefits, including benefits to which each executive is entitled if employment is terminated for various reasons.

The Employment Agreement between the Company and Mr. McCarthy is effective for a three year period. The Employment Agreements between the Company and Messrs. Furlow and Merrill are each effective for a two year period, as was the employment agreement between Mr. O’Leary and the Company prior to his resignation in March 2007. Each Employment Agreement will be extended for successive one year periods unless earlier terminated by the Company or the executive or otherwise terminated in accordance with the respective Employment Agreement.

In the event an executive’s employment is terminated by the Company other than for “cause”, as defined below (or, in the case of Mr. McCarthy, terminated by the executive for “good reason”, generally defined as the assignment of the Executive to any duties materially inconsistent with his position as contemplated under the Employment Agreement or to any office or location other than as provided in the Employment Agreement, or certain other failures or breaches by the Company with respect to certain provisions under the Employment Agreement), the Company will pay to the executive in a lump sum in cash within 30 days after the date of termination the following amounts: (1) the executive’s annual base salary through the date of termination to the extent not already paid, (2) any accrued but unpaid annual bonus for any completed fiscal year ending prior to the date of termination, (3) the arithmetic average of the executive’s bonuses under the Company’s annual incentive plans in which the executive participates during the last three full fiscal years prior to the date of termination or for such lesser period as the executive has been employed by the Company (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal year) (“Average Annual Bonus”), pro-rated to the date of termination and (4) any deferred compensation (subject to payment election previously made by the executive) and accrued vacation pay. The sum of these amounts are referred to as “Accrued Obligations.”

In addition, the executive will be entitled to receive an amount equal to the sum of (1) executive’s annual base salary, and (2) the Average Annual Bonus, for the severance period. The sum of these amounts are referred to as “Severance”. The severance periods are three years from the date of termination for Mr. McCarthy, and two years from the date of termination for Messrs. Furlow and Merrill. Executives also continue to participate in the Company’s benefit plans during the severance period. These amounts will be paid at the same time that payments of annual base salary and bonus would otherwise have become due and payable absent termination. The Severance payments and the continuation of the benefits are subject to the compliance by the executive with the non-compete, non-solicitation and confidentiality provisions in the applicable Employment Agreement.

If an executive voluntarily terminates his employment, he will be entitled to receive an amount equal to the Accrued Obligations.

If the executive’s employment is terminated by the Company for “cause”, or as a result of the executive’s death or disability, the executive will be entitled to receive an amount equal to his base salary through the effective date of termination, and all other amounts to which the executive may be entitled under his Employment Agreement to the effective date of termination, including, in the case of termination for death or disability only, bonus amounts under the incentive plans in which the executive participates, which will be prorated to the date of termination. For the purposes of the Employment Agreements, “cause” is generally defined as (1) any act or failure to act by the Named Executive Officer done with the intent to harm in any material respect the financial interests or reputation of the Company; (2) Named Executive Officer being convicted of (or entering a plea of guilty or nolo contendere to) a felony; (3) Named Executive’s dishonesty, misappropriation or fraud to the Company, (4) a grossly negligent act or failure to act by Named Executive Officer which has a material adverse affect on the Company; (5) the material breach by Named Executive Officer of his agreements or obligations under the Employment Agreement which has a material adverse effect on the Company; or (6) the continued refusal to follow the directives of the Board or its designees which are consistent with Executive’s duties and responsibilities.

The timing of payment by the Company of any deferred compensation shall remain subject to the terms and conditions of the Deferred Compensation Plan and any payment election previously made by the executive; provided, however, that, if at the time of termination, the executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code, as amended, then payments shall not be made before the date which is six (6) months after the date of separation from service with the Company.

Upon his voluntary resignation from the Company in March 2007, Mr. O’Leary received an amount equal to his base salary through the effective date of termination and accrued vacation pay. Mr. O’Leary’s compensation deferred under the Deferred Compensation Plan was paid in accordance with the Plan and his elections beginning in March 2008. In addition in March 2008 he received $944,892 representing his prorated average annual bonus that he became entitled to upon his resignation.

Under the Employment Agreement, a Named Executive Officer is subject to certain non-compete and non-solicitation restrictions at all times that the Executive is employed by the Company and for a period of time after the Executive’s employment under the Employment Agreement is terminated for any reason equal to the greater of 180 days or such longer period of time that the Executive is entitled to receive payments under the Employment Agreement.

On May 1, 2007, the Company extended an employment letter to Mr. Douglas which set forth the basic terms of his employment, including base salary and benefits, a guaranteed bonus, and long-term incentive compensation. Upon the termination of his employment for any reason ,which occurred effective May 19, 2008, the Company’s obligations were as follows: to pay a lump sum in cash within 30 days after the date of termination equal to the sum of (1) base salary through the date of termination to the extent not theretofore paid, (2) except in the case of termination for cause, any accrued but unpaid annual bonus respecting any completed fiscal year ending prior to the date of termination, and (3) any compensation previously deferred (together with any accrued interest or earnings thereon) and any vacation pay, in each case to the extent not theretofore paid.

Supplemental Employment (Change of Control) Agreements

On September 1, 2004, each of Mr. McCarthy, Mr. Furlow, Mr. O’Leary, and Mrs. Boydston entered into a supplemental employment agreement (the “Supplemental Employment Agreements”), each of which were amended in February 2006. These Supplemental Employment Agreements provide for continued employment of a Named Executive Officer for two years following a Change of Control or stated benefits if the Named Executive Officer’s employment is terminated without cause, or he or she leaves with good reason within two years of a Change of Control (a “double-trigger”). A “Change of Control” is defined generally as:

•	The acquisition by any individual, entity or group of beneficial ownership of 25% or more of either the outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company entitled to vote in the election of directors; or

•	Individuals who, as of the date of the Supplemental Employment Agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided however, that any individual subsequently becoming a director whose election was approved by a vote of at least a majority of the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

•	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company; or

•	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

The Change of Control provisions in these agreements supersede any similar provisions in the Named Executive Officer’s Employment Agreement. Mr. Merrill and Mr. Douglas entered into similar agreements in May 2007 when they joined the Company.

Pursuant to the Supplemental Employment Agreements, the Company will continue to employ the executive for a period of two years from the date the Change of Control occurs (the “Effective Date”). In the event a Change of Control occurs and an executive terminates his or her employment for good reason or is terminated by the Company other than for cause, then the executive will be entitled to an amount, payable in a lump sum, equal to the sum of (1) the Accrued Obligations; (2) the product of (A) a stated multiple ranging from 1.5 to 3.0 and (B) the sum of the executive’s annual base salary and the highest annual bonus paid to the executive during the preceding three full fiscal years or for such lesser period as the executive has been employed by the Company (annualized in the event that the Executive was not employed by the Company for the whole of any such fiscal year) (“Highest Annual Bonus”); and (3) all other amounts to which the Executive may be entitled under his or her Supplemental Employment Agreement. In addition, the Company must provide the Executive and his or her family benefits similar to those in place prior to the Effective Date for a period of one year times the applicable stated multiple following the effective date of termination.

The stated multiple is 3.0 for Mr. McCarthy and 2.0 for Messrs. Furlow and Merrill. Prior to their resignations from the Company, the stated multiple was 2.0 for Mr. O’Leary and 1.5 for Mr. Douglas and Mrs. Boydston.

The Supplemental Employment Agreements also provide that the executive may terminate his or her employment during the 30-day period following the six-month anniversary of a Change of Control, and such termination will be deemed to be termination for good reason. If the executive terminates his or her employment pursuant to the good reason termination provision, then the executive will be subject to certain non-compete and non-solicitation restrictions for a period of one year following the termination of the executive’s employment.

Subsequent to a Change of Control, if the executive’s employment is terminated by the Company for cause, the executive will be entitled to receive an amount equal to the portion of his or her annual base salary accrued through the effective date of termination and any compensation previously deferred and all other payments to which the executive may be entitled under his or her Supplemental Employment Agreement.

The Supplemental Employment Agreements provide that if any payment or distribution by the Company to the Named Executive Officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will pay the Named Executive Officer an additional amount sufficient to cover the excise tax, as well as any applicable federal, state income and employment taxes or other payments that may apply to the additional amounts paid.

PricewaterhouseCoopers LLP, Berkowitz, Trager & Trager, and Sullivan and Cromwell served as advisors to the Compensation Committee of the Company’s Board of Directors in establishing the terms of the Employment Agreements, the Supplemental Employment Agreements and amendments thereof. PricewaterhouseCoopers concluded that the agreements are reasonable in terms of both comparability to competitive practice and advancement of stockholder interests.

Disposition of Outstanding Equity Awards at Termination

Under the Company’s equity incentive plans, executives who resign from Beazer, or are terminated for cause, before equity-based grants are vested, forfeit such grants, except as described below with respect to grants of RSUs.

Our equity incentive plans provide for accelerated vesting of all outstanding equity-based grants in the event of a Change of Control. In the event that an executive’s employment is terminated by the Company other than for cause or due to death or disability, vested grants of most stock options and SSARs are exercisable for a period of 3 to 12 months following termination, depending on the reason for termination, and (except as noted in the next sentence) unvested grants are forfeited. Certain grants of stock options or SSARs made to Messrs. McCarthy, Furlow and Merrill and grants of restricted stock or performance-based restricted stock are subject to pro-rata vesting based on the number of whole months worked since the date of grant up to the date of termination (except in the case of termination for cause or voluntary resignation).

Under the CMSPP, executives who resign from Beazer, or are terminated for cause, prior to the vesting of RSUs receive the lesser of the amount originally deferred by the executive or the current value of the equivalent number of shares of stock represented by the RSUs. In the event of a Change of Control or termination of employment due to death or disability, RSUs vest in full. Executives whose employment is otherwise terminated by the Company other than for cause receive shares represented by RSUs on a pro-rata basis based on the number of whole months worked since the date of grant up to the date of termination. For RSUs that do not convert to shares as described above, executives receive the lesser of the amount originally deferred by the executive or the current value of the remaining RSUs that did not convert.

Potential Post-employment Compensation Table

The following table summarizes the payments and benefits that each executive would be entitled to receive in the event termination of employment under certain circumstances as of the last day of the Company’s fiscal year, September 30, 2007, and is based on each executive’s compensation and a closing stock price of $8.25 as of that date.

Information is not included for James O’Leary, our former Executive Vice President and Chief Financial Officer as Mr. O’Leary’s termination benefits were triggered on his effected date of resignation in March 2007 and are included in the Summary Compensation Table above.

		Type of Termination
						Voluntarily			By the
						by Executive		By the	Company
		Change in		Death or	Voluntarily	for Good		Company	Other Than
	Payment or Benefit Type	Control(1)		Disability	by Executive	Reason		for Cause	for Cause

Ian J. McCarthy	Severance	$28,152,300	(2)	$0	$0	$25,687,269	(3)	$0	$25,687,269	(3)
	Accrued Obligations(4)	$7,394,731		$7,394,731	$7,394,731	$7,394,731		$32,308	$7,394,731
	Continuation of Benefits(5)	$72,334		$0	$0	$72,334		$0	$72,334
	Stock Option/SSAR Vesting	$0		$0	$0	$0		$0	$0
	Restricted Stock Vesting	$1,645,223		$752,697	$0	$0		$0	$752,697
	Restricted Stock Unit Vesting/Payout	$330,850		$330,850	$330,850	$330,850		$330,850	$330,850
	Performance Restricted Stock Vesting	$704,921		$205,772	$0	$0		$0	$205,772
	Gross-up Payment	$0		$0	$0	$0		$0	$0
	Total	$38,300,359		$8,684,050	$7,725,581	$33,485,184		$363,158	$34,443,653
Michael H. Furlow	Severance	$9,519,582	(2)	$0	$0	N/A		$0	$9,084,042	(3)
	Accrued Obligations(4)	$3,772,790		$3,772,790	$3,772,790	N/A		$30,769	$3,772,790
	Continuation of Benefits(5)	$50,840		$0	$0	N/A		$0	$50,840
	Stock Option/SSAR Vesting	$0		$0	$0	N/A		$0	$0
	Restricted Stock Vesting	$872,858		$419,991	$0	N/A		$0	$419,991
	Restricted Stock Unit Vesting/Payout	$0		$0	$0	N/A		$0	$0
	Performance Restricted Stock Vesting	$313,312		$91,460	$0	N/A		$0	$91,460
	Gross-up Payment	$0		$0	$0	N/A		$0	$0
	Total	$14,529,382		$4,284,241	$3,772,790	N/A		$30,769	$13,419,123

		Type of Termination
						Voluntarily		By the
						by Executive	By the	Company
		Change in		Death or	Voluntarily	for Good	Company	Other Than
	Payment or Benefit Type	Control(1)		Disability	by Executive	Reason	for Cause	for Cause

Allan P. Merrill	Severance	$3,600,000	(2)	$0	$0	N/A	$0	$3,600,000	(3)
	Accrued Obligations(4)	$1,224,038		$1,224,038	$1,224,038	N/A	$24,038	$1,224,038
	Continuation of Benefits(5)	$30,183		$0	$0	N/A	$0	$30,183
	Stock Option/SSAR Vesting	$0		$0	$0	N/A	$0	$0
	Restricted Stock Vesting	$436,763		$20,815	$0	N/A	$0	$20,815
	Restricted Stock Unit Vesting/Payout	$0		$0	$0	N/A	$0	$0
	Performance Restricted Stock Vesting	$447,357		$29,123	$0	N/A	$0	$29,123
	Gross-up Payment(6)	$2,365,860		$0	$0	N/A	$0	$0
	Total	$8,104,201		$1,273,976	$1,224,038	N/A	$24,038	$4,904,159
Michael Douglas(7)	Severance	$1,050,000	(2)	$0	$0	N/A	$0	$20,192	(3)
	Accrued Obligations(4)	$376,923		$26,923	$26,923	N/A	$26,923	$26,923
	Continuation of Benefits(5)	$21,640		$0	$0	N/A	$0	$0
	Phantom Stock Option Vesting	$0		$0	$0	N/A	$0	$0
	Phantom Restricted Stock Vesting	$127,388		$0	$0	N/A	$0	$0
	Restricted Stock Unit Vesting/Payout	$0		$0	$0	N/A	$0	$0
	Gross-up Payment(6)	$592,733		$0	$0	N/A	$0	$0
	Total	$2,168,684		$26,923	$26,923	N/A	$26,923	$47,115
Cory J. Boydston(8)	Severance	$891,734	(2)	$0	$0	N/A	$0	$57,000	(3)
	Accrued Obligations(4)	$340,391		$14,102	$14,102	N/A	$14,102	$14,102
	Continuation of Benefits(5)	$18,125		$0	$0	N/A	$0	$0
	Stock Option/SSAR Vesting	$0		$0	$0	N/A	$0	$0
	Restricted Stock Vesting	$3,902		$462	$0	N/A	$0	$0
	Restricted Stock Unit Vesting/Payout	$14,561		$14,561	$14,561	N/A	$14,561	$14,561
	Performance Restricted Stock Vesting	$4,044		$462	$0	N/A	$0	$0
	Gross-up Payment	$0		$0	$0	N/A	$0	$0
	Total	$1,272,757		$29,587	$28,663	N/A	$28,663	$85,663

(1)	Amounts set forth in this column are payable following a Change in Control only upon a termination by the Company other than for cause or a termination by the executive for good reason.

(2)	Severance in the event of a Change of Control equals the executive’s stated multiple times the sum of the executive’s annual base salary and the Highest Annual Bonus. Mr. Merrill’s Supplemental Employment Agreement, which he entered into in May 2007 upon joining the company, stipulates for the purpose solely of calculating his Highest Annual Bonus that his fiscal 2007 bonus was deemed to be equal to two times his annual salary, or $1,200,000.

(3)	For Messrs. McCarthy, Furlow and Merrill, severance in the event of a termination of employment by the Company other than for cause (or for good reason in the case of Mr. McCarthy) equals the executive’s stated multiple times the sum of the executive’s annual base salary and the Average Annual Bonus. Mr. Merrill’s Supplemental Employment Agreement, which he entered into in May 2007 upon joining the company, stipulates for the purpose solely of calculating his Average Annual Bonus that his fiscal 2007 bonus was deemed to be equal to two times his annual salary, or $1,200,000. For Mr. Douglas and Ms. Boydston, who were not subject to an employment agreement, severance would be paid at the discretion of the Compensation Committee, but is assumed for purposes of this table to be based on severance arrangements provided to other employees, which is 2 weeks salary per year of service, with a minimum of 3 weeks salary and a maximum of 12 weeks salary.

(4)	At September 30, 2007, Accrued Obligations would have equaled one times Average Annual Bonus plus accrued vacation for termination other than for cause, and accrued vacation for termination for cause.

(5)	Continuation of benefits during the severance period include car allowance or use of company-owned automobile and medical, life and accidental death and dismemberment insurance coverage.

(6)	In the event of a termination due to a Change of Control effective September 30, 2007, it is estimated that Messrs. Merrill’s and Douglas’ payments under their Supplemental Employment Agreements would be subject to an excise tax. Under their Supplemental Employment Agreements, the Company will pay them an additional amount sufficient to cover the excise tax, as well as any applicable federal, state income and employment taxes or other payments that may apply to the additional amounts paid. This amount is represented by ’Gross-up Payment’ in the table.

(7)	Mr. Douglas resigned effective May 19, 2008.

(8)	Mrs. Boydston resigned effective March 14, 2008.

Director Compensation

The following table sets forth the compensation of each non-employee Director in fiscal 2007.

	Fees Earned			Non-Equity
	or Paid in	Stock	Option	Incentive Plan
	Cash	Awards	Awards	Compensation	Total
Name(1)	(3)(4)(5)($)	($)(6)(7)	($)(6)(8)	($)	($)

Laurent Alpert	$155,750	$48,317	$30,326	$0	$234,393
Katie J. Bayne	$66,500	$51,046	$56,392	$0	$173,938
Brian C. Beazer	$225,000	$86,554	$74,313	$0	$385,867
Peter G. Leemputte	$152,315	$93,834	$61,829	$0	$307,978
Maureen O’Connell(2)	$23,185	$135,434	$38,342	$0	$196,961
Larry T. Solari	$160,750	$51,046	$30,326	$0	$242,122
Stephen P. Zelnak, Jr.	$86,750	$52,293	$30,326	$0	$169,369

(1)	Ian J. McCarthy is a member of the Board of Directors, as well as President and Chief Executive Officer of Beazer Homes. His compensation is disclosed in the preceding executive compensation tables. Since he does not receive compensation separately for his duties as a Director, he is not included in the Director Compensation table.

(2)	Ms. O’Connell retired from the Board of Directors effective with the Annual Meeting of Stockholders in February 2007.

(3)	For Mr. Beazer, includes annual retainer fee of $225,000 only. For other directors, includes annual retainer fee, paid quarterly, of $35,000 (pro-rated for Ms. O’Connell), $1,500 fee per meeting attended, $5,000 in additional payments to Mr. Solari for meetings with the Non-Executive Chairman for additional work in furtherance of his duties as Compensation Committee Chair as approved by the Non-Executive Chairman and $5,000 chair fee for Messrs. Alpert, Leemputte (pro-rated), Solari and Zelnak and Ms. O’Connell (pro-rated).

(4)	Fees for Messrs. Alpert, Leemputte and Solari reflect 55 meetings held by the Audit Committee in fiscal 2007. Payment for each meeting at the per meeting fee was approved by the Compensation Committee in recognition of the significant amount of time and work performed by the Audit Committee in conducting the independent investigation.

(5)	For Messrs. Beazer, Leemputte, Solari, and Zelnak and Ms. Bayne, includes portion of annual retainer deferred under the Director Stock Purchase Program and represented by RSUs which vest over three years.

(6)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2007 in accordance with FAS 123(R) except that estimated forfeitures have been disregarded for these purposes. These columns include amounts from awards of restricted stock, RSUs, stock options and SSARs granted both in and prior to fiscal 2007. For fiscal 2007, 491 RSUs were granted each to Messrs. Beazer, Leemputte, Solari, and Zelnak and Ms. Bayne. The RSUs represents a portion of the director’s fiscal 2006 annual retainer deferred under the DSPP. Deferred amounts are deposited into an account as RSUs representing shares of our common stock. As such, the annual retainer was earned and reported in fiscal 2006, although the grant took place in fiscal 2007. The number of RSUs deposited is determined based on a per share price calculated at a 20% discount from the closing stock price of our common stock on the date of award. Shares represented by RSUs vest three years from the date of award. Until vested, such shares cannot be sold, assigned, pledged or encumbered, do not receive dividends and do not have voting rights and may appreciate or depreciate in value from the time they are purchased to when they vest and are subsequently issued. Additionally, 1,500 SSARs and 1,500 time-based restricted shares were granted to each non-employee director, except for Ms. O’Connell and Mr. Beazer. Mr. Beazer received a grant of 5,374 SSARs, 1,075 time-based restricted shares, and 1,075 performance-based restricted shares in fiscal 2007. Ms. O’Connell received no grants of SSARs or time-based restricted shares in fiscal 2007 due to her retirement from the Board of Directors. The grant date fair value of the award of RSUs to each non-employee director was $21,835. This amount reflects the total number of RSUs granted, although only the 20% discount is amortized and expensed under FAS 123R. The grant date fair value of the award of SSAR’s and time-based restricted shares to each non-employee director except for Mr Beazer was $33,795 and $64,650, respectively. The grant date fair value of the award of SSAR’s and restricted shares to Mr. Beazer was $121,076 and $75,949, respectively. Further information regarding the valuation of stock and option awards can be found in Note 1 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2007.

(7)	The non-employee directors held the following amounts of restricted stock and restricted stock units at September 30, 2007: Mr. Alpert — 6,000; Ms. Bayne — 6,863; Mr. Beazer — 11,611; Mr. Leemputte — 8,491; Mr. Solari — 6,863; and Mr. Zelnak — 7,388. See “Security Ownership of Management” above for complete beneficial ownership information of Beazer Homes stock for each of our directors.

(8)	The non-employee directors held the following amounts of stock options and SSARs at September 30, 2007: Mr. Alpert — 24,000; Ms. Bayne — 36,000; Mr. Beazer — 64,567; Mr. Leemputte — 8,000; Mr. Solari — 41,115; and Mr. Zelnak — 36,000. See “Security Ownership of Management” above for complete beneficial ownership information of Beazer Homes stock for each of our directors.

Narrative Disclosure to Director Compensation Table

Non-employee Directors (excluding Brian C. Beazer):  Non-employee directors receive an annual retainer of $35,000 for services to Beazer Homes as members of the Board of Directors. In addition, directors receive $1,500 for each meeting or teleconference of the Board of Directors or any of its committees attended as well as for attendance at the annual meeting of stockholders and separate meetings of the independent directors. In addition, all Committee Chairs receive an annual fee of $5,000 relating to their role as Chair. Committee Chairs, in addition to the payments described above, may also receive additional payments for meetings with the Non-Executive Chairman or other work in furtherance of their duties as Chair as approved from time to time by the Non-Executive Chairman.

Directors may elect to defer receipt of up to 50% of their annual retainer under Beazer Homes’ Director Stock Purchase Program or DSPP. Deferred fees are represented by restricted stock units (“RSUs”) which vest after three years. For fiscal 2007, the number of RSU’s received was determined based on a 20% discount from the actual closing stock price of Beazer Homes’ common stock on the date of grant. Due to low availability of shares under the Amended and Restated 1999 Stock Incentive Plan at the beginning of fiscal 2008, from which shares under DSPP are issued, the Compensation Committee suspended this program for fiscal 2008 and will revisit its use for fiscal 2009.

In addition, directors are eligible to receive grants of stock options, SSARs and time-based restricted shares pursuant to the Amended and Restated 1999 Stock Incentive Plan, at the discretion of the Compensation Committee. The Compensation Committee’s rationale for equity grants to directors is, similar to that for the Named Executive Officers, with an aim to align their interests with those of stockholders. For fiscal 2007, the Compensation Committee approved grants of 1,500 SSARs and 1,500 time-based restricted shares to each non-employee director except for Mr. Beazer. The amount of the director grant is determined in consultation with the Committee’s retained compensation consultants. Stock options and SSARs granted to directors fully vest after three years and expire seven years after grant. Shares of time-based restricted stock are restricted for use or sale for five years from grant. As noted above, in June 2008, the Compensation Committee determined that future grants of stock options or SSARs will vest ratably over a three year period and that future grants of time-based restricted stock will vest three years from the date of grant. All directors receive reimbursement for reasonable out-of-pocket expenses incurred by them in connection with participating in meetings of the Board of Directors and any committees thereof.

Brian C. Beazer:  For fiscal 2007, we paid our Non-Executive Chairman of the Board a retainer of $225,000 for services rendered. This amount will remain the same for fiscal 2008. Similar to the other directors, Mr. Beazer may elect to defer receipt of a portion of his annual retainer up to the amount equal to the eligible deferral amount for the other directors under Beazer Homes’ Director Stock Purchase Program (suspended for fiscal 2008 as described above). In addition, Mr. Beazer is eligible to receive grants of stock options, SSARs, and both performance-based and time-based restricted shares pursuant to the Amended and Restated 1999 Stock Incentive Plan, at the discretion of the Compensation Committee. In determining the amount of equity compensation to be granted to Mr. Beazer, the Compensation Committee currently employs a defined multiple of approximately 0.8 of his annual retainer (which was set in light of his position of Non-Executive Chairman of the Board) although this is subject to the discretion of the Committee. The resulting dollar amount is converted to a unit equivalent based on the closing stock price on the grant date, and, in the case of stock options or SSARs, this closing stock price on the grant date is discounted by 60% solely for the purpose of converting the multiple of salary to a unit equivalent; as noted above the exercise price is equal to 100% of fair market value of the common stock on the date of grant. As in the case of the Named Executive Officers, in fiscal 2007, 50% of the award was granted in the form of stock options or SSARs, 25% in the form of time-based restricted stock and 25% in the form of performance-based restricted stock. Vesting and expiration of such grants of stock options, SSARs and time-based restricted shares are the same as those for the other directors. Grants of performance-based shares vest after three years, contingent upon the ranking of the compound annual growth rate of total return to stockholders of Beazer Homes’ stock as compared to the compound annual growth rate of total stockholder return of the stock of the Performance Stock Peer Group over a defined time period (the “performance period”) as described above.

In addition, Mr. Beazer is eligible to receive cash incentive compensation, at the discretion of the Compensation Committee based on predetermined criteria relating to 1) the performance of the market price of Beazer Homes’ common stock and the total return to Beazer Homes’ stockholders relative to the Peer Group and 2) relating to the Company’s financial performance under the Executive Value Created Incentive Plan. Mr. Beazer’s annual incentive compensation may not exceed two times his annual retainer, and no more than 50% of his incentive compensation may be derived from either of the two categories described above. Mr. Beazer did not receive any incentive compensation for fiscal year 2007.

The Compensation Committee’s rationale for Mr. Beazer’s eligibility for incentive compensation is similar to that for the Named Executive Officers with an aim to align his interests with those of stockholders by (1) rewarding through cash incentive compensation both annual and long-term financial success and by (2) rewarding through equity incentive compensation for both relative and absolute performance of the Company’s stock and total return to stockholders.

Other than described above, no director receives any compensation from Beazer Homes for services rendered as a director.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

There were no reportable transactions with related persons during fiscal 2007.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating/Corporate Governance Committee Charter provides that the committee will conduct an appropriate review of all proposed related party transactions to identify potential conflict of interest situations and the committee will submit the related party transactions to the Board for its approval and implementation of appropriate action to protect the Company from potential conflicts of interest. The committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. Also, as described below, a portion of the review authority, in the case of transactions with employees, is delegated to supervising employees pursuant to the terms of our Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics, which applies to all directors, officers and employees, directs each individual to avoid any actual or apparent conflict of interest. Under this code, each director is required to notify the Chair of the Nominating/Corporate Governance Committee, in writing, as soon as such director or any immediate family member becomes involved with or affiliated with, any activity, business or other entity which has a business, charitable or other relationship with the Company. In addition, the code requires each employee, including all executive officers, to promptly disclose to his or her immediate supervisor, in writing, before the employee or any immediate family member becomes actively involved with, or affiliated with, any activity, business or other entity which has a business, charitable or other relationship with the Company. In determining whether a conflict exists, the supervisor shall seek further guidance as is appropriate (which may include discussions with more senior officers or the Nominating/Corporate Governance Committee).

Each director, officer and employee is required to provide an annual certification that he or she has received and reviewed the Code of Business Conduct and Ethics and disclose any related person transactions.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Although we have not yet determined the date for the 2009 annual meeting of stockholders, we expect that it will be more than 30 days earlier than the date of the 2008 annual meeting of stockholders. As a result, in accordance with our Bylaws, any proposal by a stockholder to be presented at the 2009 annual meeting of stockholders (including any proposal intended to be included in our Proxy Statement for that meeting) must be received at our principal executive offices, 1000 Abernathy Road, Suite 1200, Atlanta, Georgia 30328, by not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting is mailed or public disclosure is made. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals. Proxies may confer discretionary authority to vote on any matter for which Beazer Homes does not receive notice of within a reasonable time before we mail (or make available) our Proxy Statement for the 2009 annual meeting, without the matter being described in the Proxy Statement for the 2009 annual meeting.

By Order of the Board of Directors,

Brian C. Beazer
Non-Executive Chairman of the Board

Dated: July 1, 2008

Appendix A

Beazer Homes USA, Inc.

Amended and Restated 1999 Stock Incentive Plan

Section 1. — Establishment and Purposes

Beazer Homes USA, Inc. hereby establishes the Beazer Homes USA, Inc. Amended and Restated 1999 Stock Incentive Plan (the “Plan”).

The purposes of the Plan are to promote the interests of Beazer Homes USA, Inc. (the “Company”) and its Shareholders by aiding the Company in attracting and retaining management personnel capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

Section 2. — Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

2.2 “Award” shall mean an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

2.3 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Change in Control” shall mean: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Shares (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change of Control; (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2.5; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or an behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then

Outstanding Shares and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the Shareholders of a complete liquidation or dissolution of the Company.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any regulations promulgated thereunder.

2.7 “Committee” shall mean the Stock Option and Incentive Committee or any other Committee of the Board designated by the Board to administer the Plan which shall consist of at least two members appointed from time to time by the Board. Each Committee member must qualify as an “outside director” as defined in the Treasury Regulation § 1.162-27(e)(3) (or any successor rule) and, to the extent necessary to qualify Awards hereunder for exemption from the liability provisions of Rule 16b-3, a “non-employee director” as defined in Reg. § 240.16b-3(b)(3) (or any successor rule) of the Securities Exchange Act of 1934.

2.8 “Common Stock” shall mean the common stock, $0.01 par value, of the Company.

2.9 “Company” shall mean Beazer Homes USA, Inc., a Delaware corporation, and any successor corporation.

2.10 “Director” shall mean a member of the Board of Directors of the Company.

2.11 “Disability” shall mean disability as defined in Participant’s Award Agreement with the Company.

2.12 “Dividend Equivalent” shall mean any right granted under Section 6.4 of the Plan.

2.13 “Eligible Person” shall mean any employee, officer, consultant or independent contractor providing services to the Company or any Affiliate or a Director, in each case, who the Committee determines to be eligible.

2.14 “Fair Market Value” shall mean the fair market value of any property (including but not limited to Shares or other security) determined by a valuation method as established by the Committee from time to time. However, that for purposes of the Plan, the Fair Market Value of Shares on any day on which Shares are traded on the New York Stock Exchange (“NYSE”) or any other nationally recognized stock exchange or automated quotation system shall be the closing price of such Shares as reported by the NYSE or such other exchange or quotation system.

2.15 “Incentive Stock Option” shall mean an Option granted under Section 6.1 of the Plan that meets the requirements of Section 422 of the Code.

2.16 “Non-Qualified Stock Option” shall mean an Option granted under Section 6.1 of the Plan that is not intended to be an Incentive Stock Option.

2.17 “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option and shall include Restoration Options.

2.18 “Other Stock-Based Award” shall mean any right granted under Section 6.6 of Plan.

2.19 “Participant” shall mean an Eligible Person who has been granted an Award under the Plan.

2.20 “Performance Award” shall mean any right granted under Section 6.5 of the Plan.

2.21 “Person” shall mean any individual, corporation, limited liability company, partnership, association or trust.

2.22 “Plan” shall mean the Beazer Homes USA, Inc. 1999 Stock Incentive Plan, as amended from time to time.

2.23 “Restoration Option” shall mean any Option granted under Section 6.1(d) of the Plan.

2.24 “Restricted Stock” shall mean any Share granted to a Participant under Section 6.3 of the Plan.

2.25 “Restricted Stock Unit” shall mean a bookkeeping entry representing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date as granted under Section 6.3 of the Plan. A holder of Restricted Stock Units shall not be entitled to voting rights on any Shares to which the Restricted Stock Units relate.

2.26 “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended from time to time and the related regulations.

2.27 “Shares” shall mean shares of Common Stock or such other securities or property, as may be the subject of Awards pursuant to an adjustment made under Section 9.1 of the Plan.

2.28 “Shareholder” shall mean a shareholder of the Company.

2.29 “Stock Appreciation Right” shall mean any right granted under Section 6.2 of the Plan.

2.30 “Tandem Option” shall mean a Non-Qualified Stock Option issued in tandem with a Stock Appreciation Right.

2.31 “Termination of Employment” shall mean a termination of employment from the Company and all Affiliates.

Section 3. — Administration

3.1 Power and Authority of the Committee.  The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan, (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award, (iv) determine the terms, conditions and restrictions of any Award or Award Agreement, (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards, (vi) accept the surrender of outstanding Awards and substitute new Awards, (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

3.2 Delegation.  The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

Section 4. — Shares Available for Awards; Annual Limit on Grants

4.1 Shares Available.  Subject to adjustments as provided in Section 9.1, the number of shares available for the granting of Awards under the Plan shall be 7,200,000 of which not more than 2,820,000 Shares shall be granted as stock-based Awards, as described in Section 6, other than Options and stock-settled Stock Appreciation Rights. Shares to be issued under the Plan may be either Shares which have been reacquired and are held in treasury or Shares which are authorized but unissued. If any Shares covered by an Award (or to which an Award relates) are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting of Awards under the Plan. Notwithstanding the foregoing, the full number of Shares subject to exercised stock-settled Stock Appreciation Rights shall count against the aggregate Plan Share limitation set forth in this Section 4.1 and shall not again be available for granting of Awards under the Plan. In addition, Shares withheld to satisfy taxes required to be withheld for any Award shall count against the Plan Share limitations set forth in this Section 4.1 and shall not again be available for granting of Awards under the Plan and Shares not issued because the holder of any Tandem Option exercises the accompanying Stock Appreciation Right shall not be subject to future Award by the Committee.

Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 4,200,000, subject to adjustment as provided in Section 9.1 of the Plan and Section 422 or 424 of the Code or any successor provisions.

4.2 Maximum Annual Awards to an Eligible Person.  The maximum number of Shares with respect to which Options and Stock Appreciation Rights may be issued under the Plan to an Eligible Person in a calendar year is 450,000, subject to adjustment as provided in Section 9.1 of the Plan. In addition, the maximum number of Shares under a Performance Award that may be issued in any calendar year is 225,000, subject to adjustment as provided in Section 9.1 of the Plan.

4.3 Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of the grant of such Award against the aggregate number of Shares available under the Plan.

Section 5. — Participation

Participation in the Plan shall be limited to those Eligible Persons selected by the Committee. Awards may be granted to such Eligible Persons and for such number of Shares as the Committee shall determine, subject to the limitations in Section 4. An Award of any type made in any one year to an Eligible Person shall neither guarantee nor preclude a further Award of that or any other type to such Eligible Person in that year or subsequent years other than as provided in Section 4.

In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account such factors as the Committee, in its discretion, shall deem relevant (such factors may include the nature of the services rendered by the Eligible Person and the Eligible Person’s present and potential contributions to the success of the Company). Notwithstanding the foregoing, an Incentive Stock Option (a) may only be granted to full or part-time employees as defined by Section 3401(c) of the Code (including officers and directors who are also employees) of the Company and (b) shall not be granted to an employee of an Affiliate which is not a “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code or any successor provision).

Section 6. — Awards

6.1 Options.  The Committee is authorized to grant Options to Participants. Options granted shall be subject to the terms and conditions forth in this Section 6.1, the other provisions of the Plan, and any additional terms and conditions as the Committee shall determine (including those specified in the Award Agreement) which are not inconsistent with the provisions of the Plan.

(a) Exercise Price.  The price per Share purchasable under an Option shall be determined by the Committee. Such purchase price per share shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option (110% in the case of an Incentive Stock Option granted to a 10-percent Shareholder as defined in Code Section 422(c)(5)). Subject to Section 9.1, in no event may the Committee reduce the exercise price of an Option after the original grant date.

(b) Option Term.  Subject to the provisions of the Plan, the term of each Option shall be specified by the Committee. In no event shall an Incentive Stock Option be exercisable more than ten years (5 years in the case of a 10-percent Shareholder within the meaning of Code Section 422(c)(5)) from the date it is granted. Prior to the exercise of the Option and delivery of the stock subject to the Option, a Participant shall not have any rights to receive any dividends or be entitled to any voting rights on any stock represented by outstanding Options.

(c) Time and Method of Exercise of Options.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part (provided that all Options granted on or after February 20, 2002 shall have a minimum vesting schedule of three (3) years (subject to Section 6.1(e)) and the method(s) by which and the form(s) in which payment of the exercise price may be made or deemed to be made (including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof having a Fair Market Value on the exercise date equal to the relevant exercise price).

(d) Restoration Options.  The Committee may grant Restoration Options, separately or together with another Option to an Eligible Person. An Award of Restoration Options shall be subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law. Any such Award is contingent on Participant as the Holder of an option (“Original Option”) paying the exercise price of the Original Option. The Restoration Option would be an Option to purchase at 100% Fair Market Value as of the date of exercise of the Original Option, a number of Shares not exceeding the sum of (i) the number of Shares so provided as consideration upon the exercise of the Original Option and (ii) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the Original Option pursuant to the relevant Plan provisions or Original Option Award Agreement. The Restoration Option may not be exercised until the shares acquired upon exercise of the Original Option are held for a period of at least one year and the term of the Restoration Option shall not extend beyond the term of the Original Option. Restoration Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant.

(e) Early Termination of Option.  The rules regarding the exercise and/or termination of Options upon a Participant’s Disability, death, Termination of Employment or ceasing to be a Director will be provided in Participant’s Award Agreement with the Company.

(f) Change of Control.  The exercise of Options in the event of a Change in Control will be treated as provided in Participant’s Award Agreement with the Company.

(g) Option Repricing.  No action shall be taken, without the approval of the Shareholders, to authorize the amendment of any outstanding Option to reduce the exercise price of such option. Furthermore, no Option shall be cancelled and replaced with an Option having a lower exercise price without the approval of the Shareholders. This Section 6.1(g) shall not be construed to prohibit the adjustments provided for in Section 9.1.

(h) Other Restrictions on Incentive Stock Options.  The terms and conditions of any Incentive Stock Options granted under this Plan shall comply with Code Section 422. The aggregate Fair Market Value (determined as of the grant date) of Shares subject to Incentive Stock Options exercisable by any Participant in any calendar year under this Plan or any other plan of the Company or any Affiliate or any related corporation (as defined in the applicable regulations under the Code) may not exceed $100,000 or such higher amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value exceeds $100,000 (or, applicable higher amount), such Options shall be treated as Options which are not Incentive Stock Options.

6.2 Stock Appreciation Rights.  Subject to Section 4, the Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer upon the holder a right to receive, upon exercise of the right related to one Share, an amount in cash or Shares with a Fair Market Value, in either case, equal to the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.

Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

6.3 Restricted Stock and Restricted Stock Units.  The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants under the terms set forth in this Section 6.3, the other Plan provisions and with such additional conditions and restrictions as the Committee may impose which are not inconsistent with provisions of the Plan.

(a) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee imposes which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Award Agreement for an Award of Restricted Stock or Restricted Stock Units shall specify the applicable restrictions on such Shares, if any, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the Award. In addition, the Committee may specify certain performance criteria, the attainment of which will accelerate the lapse of the applicable restrictions. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares awarded to any Participant under the Plan.

(b) Certificates.  Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including, but not limited to, book-entry registration or issuance of a stock certificate or certificates subject to forfeiture if the restrictions do not lapse. In the event a stock certificate is issued: (1) the certificate shall be registered in the name of Participant and shall bear a legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and (2) shall be held by the Company. Except as otherwise provided by the Committee, during such period of restriction Participant shall have all of the rights of a Shareholder, including but not limited to the rights to receive dividends (or dividend equivalents) and to vote. If shares are issued only upon lapse of restrictions, the Committee may provide that Participant will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Company on its Common Stock to Shareholder of record after the Award date and prior to the issuance of the Shares. In the case of Restricted Stock Units, no shares shall be issued at the time such Awards are granted.

(c) Forfeiture.  Rules regarding the forfeiture of Restricted Stock or Restricted Stock Units subject to restrictions upon a Change of Control, or the Participant’s Disability, death, Termination of Employment or ceasing to be a Director will be determined in accordance with Participant’s Award Agreement with the Company.

(d) Lapse of Restrictions.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after the restrictions on the Restricted Stock have expired, lapsed or been waived. After the expiration, lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, Shares related to such Restricted Stock Units shall be issued and delivered to the holders of the Restricted Stock Units in accordance with such terms as may be specified by the Committee.

6.4 Dividend Equivalents.  The Committee is authorized to grant to Participants Awards of Dividend Equivalents under which the holders thereof shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined by the Committee, in its discretion) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to the number of Shares determined by the Committee. Such amounts shall be payable on the date or dates as determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

6.5 Performance Awards.  The Committee is authorized to grant Performance Awards to Participants. Once established, the Committee shall not have discretion to modify the criteria for receiving a Performance Award except with respect to any discretion specifically granted to the Committee under this Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan may be an Award of Common Stock, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (or any other right, the value of which is determined by reference to Shares) and such Award may be payable in cash, Shares, other securities or other property. The value of such Performance Awards shall be determined by the Committee and the Performance Awards shall be payable to, or exercisable by, Participant, in whole or in part, upon the achievement of the performance goals during the applicable measurement period specified by the Committee.

(a) Amount of Performance Awards.  At the end of the measurement period, the Committee shall determine the percentage, if any, of the Performance Awards granted to Participant for that measurement period that are earned by Participant as his Performance Award. That percentage shall be based on the degree to which the performance goals for that measurement period are satisfied. The formula for determining the correlation between the percentages of the Performance Awards earned and the level of performance for a measurement period shall be established in writing by the Compensation Committee at the time the performance goals are determined. Prior to the payment of any Performance Awards, the Compensation Committee must certify the degree of attainment of the applicable performance goals.

(b) Performance Goals.  Performance goals used to compute Performance Awards shall be based on the Company’s business planning process and shall be adopted by the Committee in writing either (1) prior to the beginning of the measurement period to which they apply or (2) not later than 90 days after the commencement of the measurement period provided that at such time the outcome of the performance goals is substantially uncertain. The performance goals shall be comprised of one or more of the following performance measures: (1) total return to Shareholders, (2) cash flow, (3) return on assets, capital, equity or sales, (d) stock price, and (e) earnings per share. Any such performance goals and the applicable performance measures will be determined by the Committee at the time of grant and reflected in a written Award Agreement.

(c) Compliance with Section 162(m).  All payments under Performance Awards will be designed to satisfy the exception under Section 162(m) of the Code, and related regulations for performance-based compensation, and all Awards hereunder shall be subject to the limitations of Section 162(m).

6.6 Other Stock-Based Awards.  The Committee is authorized, to the extent permitted under Rule 16b-3 and other applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, Shares or other securities delivered to Participant pursuant to a purchase right granted under this Section 6.6 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

6.7 General.

(a) Consideration for Awards.  Except in the case of Awards issued in connection with compensation that has been deferred or an Award issued pursuant to Section 6.6, Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

(b) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Award or awards.

(c) Forms of Payment Under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payment or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof), and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(d) Correction of Defects, Omissions, and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(e) Time and Method of Exercise.  The Committee shall determine the time or times at which Awards granted pursuant to Sections 6.2 through 6.6 may be exercised in whole or in part ( provided that all such Awards granted after February 20, 2002 shall have a minimum vesting schedule of three (3) years, except that rules regarding the exercise and or termination of Awards upon a Participant’s Disability, death, Termination of Employment or ceasing to be a Director will be provided in Participant’s Award Agreement with the Company).

Section 7. — Transferability

7.1 General.  Except as provided in Section 7.2, no Award granted under the Plan shall be transferable by Participant otherwise than by will or the laws of descent and distribution. Any attempted pledge, alienation, attachment, assignment or encumbrance of an Award that is not specifically authorized in accordance with Section 7.2 shall be void.

Each Award or right under an Award may be exercised during Participant’s lifetime only by Participant, his permitted transferee under Section 7.2 or if permissible under applicable state law Participant’s guardian or legal representative. However, the Committee may permit Participant to designate, in the manner specified by the Committee, a beneficiary or beneficiaries to exercise the right of Participant and receive any property distributable with respect to an Award upon the death of Participant.

7.2 Permitted Transfers.  The Committee may, in its discretion, authorize all or a portion of an Award of Non-Qualified Stock Options or Stock Appreciation Rights settled in stock to be granted on terms which permit transfer by Participant to a “Family Member” (as defined below), provided the transfer is through a gift or a domestic relations order. For purposes of this Section 7.2, “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, a trust for the exclusive benefit of these persons and any other entity owned solely by these persons. The Award Agreement pursuant to which such Options or Stock Appreciation Rights are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 7.2. The terms of any such transferred Award shall continue to be applied with respect to Participant, following which the Award shall be exercisable by the Transferee only to the extent and for the periods that would have applied to Participant.

Section 8 . — Listing and Registration

All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 9. — Adjustments; Business Combinations

9.1 Adjustment Upon Corporate Transaction.  In the event of (a) dividend or other distribution (whether in the form of cash, Shares, other securities or other property), (b) recapitalization, (c) stock split, (d) reverse stock split, (e) reorganization, (f) merger, (g) consolidation, (h) split-up, (i) spin-off, (j) combination, (k) repurchase or exchange of Shares or other securities of the Company, (l) issuance of warrants or other rights to purchase Shares or other securities of the Company or (m) other similar corporate transaction or event affects the Shares, the Committee may determine that an adjustment would be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. In this event, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number, type and issuer of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number type and issuer of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

9.2 Liability of Survivor.  In the event of any corporate reorganization or transaction including any event described in Section 9.1, the surviving entity or successor corporation shall be bound by the terms and conditions of the provisions of this Plan and any Awards issued under this Plan.

Section 10. — Termination and Modification of the Plan

10.1 General.  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Plan or an Award Agreement may be terminated or modified as specified in this Section 10.

10.2 Amendments to the Plan.  The Board without further approval of the Shareholders may amend, alter, suspend, discontinue or terminate the Plan. Notwithstanding the foregoing the Board may condition any amendment and provide that no modification shall become effective without prior approval of the Shareholders if Shareholder approval would be required for:

(i) continued compliance with Rule 16b-3 of the Securities and Exchange Commission;

(ii) compliance with the rules and regulations of the New York Stock Exchange or any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company;

(iii) the granting of Incentive Stock Options under the Plan, or

(iv) continued compliance with Section 162(m) of the Code.

The Board may not amend Section 6.1(g) hereof without the approval of the Shareholders.

10.3 Amendments to Awards.  Subject to Section 6.1(g) hereof, the Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended including, but not limited to, a change of the date or dates as of which (a) an Option becomes exercisable or (b) Restrictions on Shares are to be removed. No modification may be made that would materially adversely affect any Award previously made under the Plan without the approval of Participant or holder or beneficiary.

10.4 Other Amendment.  The Committee shall be authorized to make minor or administrative modifications to the Plan and Awards as well as modifications to the Plan and Awards that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to continue the operation of the Plan.

Section 11. — Income Tax Withholding: Tax Bonuses

11.1 Withholding.  In order to comply with all applicable federal or state income tax laws or regulations, the Committee may take such action as it deems appropriate to ensure that all applicable federal, state and local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from such Participant. In order to assist Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Committee Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value (on the date the tax is withheld) equal to the amount of such taxes or (c) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes. Any election to have Shares withheld must be made on or before the date that the amount of tax to be withheld is determined.

11.2 Tax Bonuses.  The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state and local taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 12. — General Provisions

12.1 No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

12.2 Award Agreements.  Each Eligible Person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

12.3 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

12.4 No Right to Employment.  The grant of an Award shall not be construed as giving Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

12.5 Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with applicable federal laws and the laws of the State of Georgia.

12.6 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

12.7 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

12.8 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

12.9 Limitation on Benefits.  With respect to persons subject to Rule 16b-3, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under such Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.10 Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13. — Effective Date

The Plan is effective upon the date of adoption by the Board subject to approval of Shareholders at the February 3, 2000 meeting of Shareholders. Unless previously terminated, the Plan shall terminate ten years from the effective date. Notwithstanding the prior sentence, an Award granted under this Plan may have terms or rights which may extend beyond the date the Plan terminates and the rights of the Committee under the Plan and the Board to amend the Plan may likewise extend beyond the date of the Plan’s termination.

Section 14. — Exchange Program

Notwithstanding any other provision of the Plan to the contrary, including but not limited to Section 6.1(g) hereof, the Company, by action of the Committee, may effect an Option and stock-settled Stock Appreciation Right (“SSAR”) exchange program on the terms set forth herein (the “Exchange Program”), to be commenced through an exchange offer prior to August 5, 2009, provided that in no event may more than one offer to exchange be made for any outstanding Option or SSAR. Under any exchange offer, Eligible Employees will be offered the opportunity to exchange Eligible Options/SSARs (the “Surrendered Awards”) for new Restricted Stock (the “New Restricted Stock”), as follows: (1) the shares subject to the New Restricted Stock shall have a Fair Market Value equal to the value (determined using the Black-Scholes option pricing model as of a date immediately prior to commencement of any exchange offer) of the Surrendered Awards; and (2) the New Restricted Stock will vest, subject to Section 6.3(c) of the Plan, in two equal annual installments, on the first and second anniversaries of the date of grant. Shares subject to Surrendered Awards will not be available for granting of Awards under the Plan. “Eligible Employees” means employees of the Company or any Affiliate other than executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended). “Eligible Awards” means any Option or SSAR that has an exercise price in excess of $26. Subject to the foregoing, the Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Exchange Program.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing is the Plan adopted by the Board of Directors of the Company as of the second day of November, 1999 as amended through August 5, 2008.

/s/ Peggy J. Caldwell
Secretary

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Beazer Homes USA, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BZRHM1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEAZER HOMES USA, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.			For	Against	Abstain

Vote on Directors

1.	Election of Directors:

Nominees:

	1a.	Laurent Alpert	☐	☐	☐	Vote on Proposals		For	Against	Abstain

	1b.	Brian C. Beazer	☐	☐	☐	3.
Proposal to approve amendments to the Amended and Restated 1999 Stock Incentive Plan to authorize a stock option/stock-settled stock appreciation right (“SSAR”) exchange program for eligible employees other than executive officers and directors.
								☐	☐	☐

	1c.	Peter G. Leemputte	☐	☐	☐

	1d.	Ian J. McCarthy	☐	☐	☐	4.	Proposal to approve amendments to the Amended and Restated 1999 Stock Incentive Plan to treat awards of SSARs under the plan in the same manner as stock options.	☐	☐	☐

	1e.	Larry T. Solari	☐	☐	☐

	1f.	Stephen P. Zelnak, Jr.	☐	☐	☐	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Vote on Proposal
This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be be voted FOR all proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

2.	Proposal to ratify the selection of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the Company’s independent auditors for the fiscal year ending September 30, 2008.		☐	☐	☐

To change the address on this account, please check the box at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF
BEAZER HOMES USA, INC.
August 5, 2008
Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.
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P
R
O
X
Y
BEAZER HOMES USA, INC.
1000 Abernathy Road
Suite 1200
Atlanta, Georgia 30328
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of Beazer Homes USA, Inc., dated July 1, 2008, hereby appoints Ian J. McCarthy and Peggy J. Caldwell (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Beazer Homes USA, Inc., par value $.001, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Beazer Homes USA, Inc. to be held at 2:00 p.m. on Tuesday, August 5, 2008 at the Company’s offices at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328 and at any adjournment or adjournments thereof.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side.)